REGISTRATION NO. 333-97687

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 6
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                SearchHelp, Inc.
         --------------------------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

    Delaware                               7380                   11-3621755
-------------------------------  --------------------------- -------------------
(State of Jurisdiction of       (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)


    6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791 (516) 922-4765
--------------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)


           6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791
--------------------------------------------------------------------------------
                    (Address of Principal Place of Business)

                      John Caruso, Chief Financial Officer
                                SearchHelp, Inc.
     6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791
         Telephone:(516) 922-4765         Facsimile: (516) 624-0638
--------------------------------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |____|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |____|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, checking the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |____|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |____|


                                 CALCULATION OF REGISTRATION FEE
------------------------------------------ ------------------- ----------------------- ---------------------- --------------------
                                                               PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE    DOLLAR AMOUNT TO    OFFERING PRICE PER      AGGREGATE OFFERING     AMOUNT OF
REGISTERED                                 BE REGISTERED       UNIT                    PRICE                  REGISTRATION FEE(3)
------------------------------------------ ------------------- ----------------------- ---------------------- --------------------
Units                                      $ 4,000,000         $.50 per Unit           $ 4,000,000                --
------------------------------------------ ------------------- ----------------------- ---------------------- --------------------
Common Stock,                              $ 3,840,000         $.48 per Share          $ 3,840,000            $  368
$.0001 par value(1)
------------------------------------------ ------------------- ----------------------- ---------------------- --------------------
Common Stock                               $    80,000         $.01 per Warrant        $    80,000                --
Class A Redeemable Warrants(2)
------------------------------------------ ------------------- ----------------------- ---------------------- --------------------
Common Stock, $.0001 par value,
Issuable on Exercise of                    $ 6,000,000         $.75 per Share          $ 6,000,000            $  552
Class A Redeemable Warrants
------------------------------------------ ------------------- ----------------------- ---------------------- --------------------
Common Stock                               $    80,000         $.01 per Warrant        $    80,000                --
Class B Redeemable Warrants(2)
------------------------------------------ ------------------- ----------------------- ---------------------- --------------------
Common Stock, $.0001 par value,
Issuable on Exercise of                    $14,000,000         $1.75 per Share         $14,000,000            $1,288
Class B Redeemable Warrants
------------------------------------------ ------------------- ----------------------- ---------------------- --------------------


(1) This registration statement also covers an indeterminate number of shares of SearchHelp, Inc.'s common stock, par value $.0001 per share, that may be issuable by reason of stock splits, stock dividends or other adjustment provisions of the respective warrants in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Included in Units for the purpose of calculating the registration fee.

(3) These Registration fees were paid with filing of original Registration Statement.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                SEARCHHELP, INC.

      This Post-Effective Amendment No. 6 has been prepared to provide current information to the holders of warrants to purchase our common stock in order to assist them in making the decision of whether or not to exercise their warrants. You should pay particular attention to the risk factors described in this Post-Effective Amendment No. 6. This Post-Effective Amendment No. 6 replaces our previous post-effective amendment, formerly No. 6, which was withdrawn.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE ORIGINAL PROSPECTUS OR THIS POST-EFFECTIVE AMENDMENT NO. 6. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this Post-Effective Amendment No. 6 is September ___, 2006

                                TABLE OF CONTENTS

Risk Factors...................................................................3
Where You Can Find More Information............................................8
Use of Proceeds................................................................9
Capitalization.................................................................9
Management's Discussion and Analysis of Financial Condition and Results
     of Operations.............................................................9
Market for Common Equity and Related Stockholder Matters......................16
Business......................................................................19
Management....................................................................23
Executive Compensation........................................................27
Principal Stockholders........................................................29
Certain Transactions..........................................................30
Plan of Distribution..........................................................31
Description of Securities.....................................................33
Legal Matters.................................................................34
Experts.......................................................................34
Index to Financial Statements.................................................36

                                  RISK FACTORS

THE SECURITIES OFFERED UNDER THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD ONLY PURCHASE THESE SECURITIES IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. BEFORE MAKING AN INVESTMENT IN THE COMPANY, YOU SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING RISK FACTORS AFFECTING OUR BUSINESS AND SECURITIES, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS.

RISKS RELATED TO SEARCHHELP

IF WE CONTINUE OUR HISTORY OF LOSSES, WE MAY BE UNABLE TO CONTINUE OUR
OPERATIONS.

We incurred net losses of $3,780,325 in 2005 and of $1,934,271 in the first half of 2006. Since inception, we have an accumulated deficit of $8,873,025. As a result, as of June 30, 2006, we had stockholders' equity of $13,692 and a working capital deficiency of $463,358. We cannot be certain whether we will ever make a profit, or, if we do, that we will be able to continue earning earn a significant amount of revenues or making a profit. If we continue to lose money, stock price could decline or we may be forced to discontinue our operations, either of which may result in you losing a portion or all of your investment.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, OUR BUSINESS MAY FAIL OR OUR OPERATING RESULTS AND OUR STOCK PRICE MAY BE MATERIALLY ADVERSELY AFFECTED.

Management believes that sales of our Sentry software products represent the principal opportunity for SearchHelp at this time. However, aggregate sales of our software products from their launch through June 30, 2006 have so far generated only approximately $59,000 in revenues. Therefore, we have been relying on capital raised from the sale of convertible notes and warrants. Between July 2005 and September 8, 2006, we raised an aggregate of $2,785,000 from the sale of these securities. Until the time that our software sales provide sufficient cash flow, we will depend on being able to obtain sufficient alternative funding. If we are not able to raise funds, we may not be able to successfully develop and market our products and our business will most likely fail.

AS WE RAISE ADDITIONAL CAPITAL BY SELLING SECURITIES, YOUR PERCENTAGE OWNERSHIP INTEREST IN SEARCHHELP WILL LIKELY BE REDUCED.

The raising of additional financing would in all likelihood result in dilution or reduction in the value of our securities. Our ability to operate is dependent upon obtaining sufficient capital. Accordingly, we anticipate that we will, at the appropriate time, increase our capital base, which increase may include the sale of securities with a priority to the common stock into which the warrants are convertible. These sales will reduce your percentage ownership.

WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS AS A GOING CONCERN.

The report of our independent auditors for the fiscal year ended December 31, 2005 was issued under the assumption that we would continue as a going concern. As discussed in Note 1 to our financial statements for the fiscal year December 31, 2005, we have experienced operating losses over the past two years resulting in an accumulated deficit. Our auditors believed, based on our financial results as of December 31, 2005, that such results raised substantial doubts about our ability to continue as a going concern. We have included a similar note in our unaudited financial statements for the period ending June 30, 2006. The financial statements included in this prospectus do not include any adjustments to asset values or recorded liability amounts that might be necessary in the event we are unable to continue as a going concern. If we are in fact unable to continue as a going concern, you may lose your entire investment.

YOU MAY NOT BE ABLE TO COLLECT A JUDGMENT IN A LAWSUIT AGAINST OUR FORMER ACCOUNTANTS.

The accounting firm that audited our 2004 financial statements no longer practices public accounting and has entered into liquidation proceedings. Accordingly, we could not obtain that firm's consent to use its report on those statements in the registration statement of which this prospectus is a part. If grounds exist for you to sue that firm in connection with our 2004 financial statements, you should be aware that you may not be able to recover part or all of any judgment against that firm even if you win your lawsuit. We are not currently aware of any basis for a lawsuit against that firm.

OUR INABILITY TO RETAIN AND ATTRACT KEY PERSONNEL COULD SERIOUSLY HARM OUR BUSINESS AND ADVERSELY AFFECT OUR ABILITY TO DEVELOP OUR PRODUCTS

We believe that our future success will depend on the abilities and continued service of our senior management and executive officers, particularly our Chief Executive Officer, President and Chief Operating Officer and those persons involved in the research and development of our products. If we are unable to retain the services of these persons, or if we are unable to attract additional qualified employees, researchers and consultants, we may be unable to successfully finalize and market our products and other future products being developed.

OUR SENTRY CHILD SOFTWARE TECHNOLOGY AND STRATEGY MAY NOT BE SUCCESSFUL.

Our initial success will depend almost entirely upon the acceptance of our products and services by parents with children under the age of 17, elementary and middle schools, media companies and households. Market acceptance will depend upon several factors, particularly (i) the determination by parents that they need and want to monitor and protect their children while on the Internet and (ii) the determination by schools that they want to educate and inform families about the need for monitoring and knowing what their children do while on the Internet. A number of factors may inhibit acceptance, including (i) the existence of competing products, (ii) our inability to convince families that they need to pay for the products and services that we will offer, or (iii) failure by households and service companies to use our products. If our products are not accepted by the market, we may have to curtail our business operations, which could have a material negative effect on operating results and most likely result in a lower stock price.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE
COMPETITORS.

We will compete, in all of our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate this market and be able to compete at a profit. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business and chances for success.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

IF WE DO NOT CONTINUALLY UPDATE OUR PRODUCTS, THEY MAY BECOME OBSOLETE AND WE MAY NOT BE ABLE TO COMPETE WITH OTHER COMPANIES.

Internet technology, software applications and related infrastructure are rapidly evolving. Our ability to compete depends on the continuing development of our technologies and products. We cannot assure you that we will be able to keep pace with technological advances or that our products will not become obsolete. We cannot assure you that competitors will not develop related or similar products and bring them to market before we do, or do so more successfully, or that they will not develop technologies and products more effective than any that we have or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

OUR BUSINESS IS CONCENTRATED IN ONLY TWO LINES, MAKING OUR OPERATIONS SENSITIVE TO ECONOMIC FLUCTUATIONS.

Because of our extremely limited financial resources, it is unlikely that we will be able to further diversify our operations. Therefore, we will be subject to economic fluctuations within one or two particular businesses or industries. If one or both of these lines of business do not succeed, you could lose all or part of your investment.

IF WE DO NOT SUCCEED IN OUR EXPANSION STRATEGY, WE MAY NOT ACHIEVE THE RESULTS WE PROJECT.

Our business strategy is designed to expand the sales of our products and services. Our ability to implement our plans will depend primarily on the ability to attract customers and the availability of qualified and cost effective sales personnel. There are no firm agreements for employment of additional marketing personnel, and we can give you no assurance that any of our expansion plans will be successful or that we will be able to establish additional favorable relationships for the marketing and sales of our products and services. We also can not be certain when, if ever, we will be able to hire the appropriate marketing personnel and to establish additional merchandising relationships.

OUR OFFICERS AND DIRECTORS ENJOY LIMITED LIABILITY AGAINST LAWSUITS.

SearchHelp is a Delaware corporation. Delaware law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Delaware law also authorizes Delaware corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

RISKS RELATED TO OUR SECURITIES

WE HAVE BROAD DISCRETION TO USE THE OFFERING PROCEEDS.

All of the net proceeds from the exercise of the warrants are anticipated to be used for working capital, including support of our expansion plans. Thus, our management will have sole discretion over how these proceeds are used. We cannot assure you that the proceeds will be invested to yield a favorable return.

ISSUANCE OF PREFERRED STOCK COULD HURT HOLDERS OF COMMON STOCK.

Our board of directors is authorized by our charter to create and issue preferred stock. The rights of holders of preferred stock take precedence over the rights of holders of common stock. SearchHelp may issue shares of preferred stock at any time. Future preferred stockholders could delay, defer or prevent a change of control of SearchHelp, even if the holders of Common Stock are in favor of that change of control, as well as enjoy preferential treatment on matters like distributions, liquidation preferences and voting.

OUR STOCK PRICE HAS BEEN VOLATILE.

Our stock price fluctuated between $0.25 and $0.60 during 2005 and between $0.28 and $0.66 in the first 8 months of 2006. The price of a security may fluctuate significantly despite the absence of any apparent reason. In addition, our stock is thinly traded, leading to even greater volatility. You should expect this volatility to continue. The price of our common stock may be subject to considerable fluctuations as a result of various factors, including but not limited to:


      o Technological innovations or commercialization of new products by our competitors;

      o     The release of research reports by securities analysts;

      o     Disputes concerning patents or proprietary rights;

      o Financial results of other firms, particularly those in our industry, and

      o     Economic and other external factors.

THE SHARES ARE "PENNY STOCK" AND BECAUSE "PENNY STOCK" RULES WILL APPLY, YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES.

A "penny stock" is a common stock that is not listed on a national securities exchange and trades for less than $5.00 per share. Additional disclosure is required in connection with trades in a penny stock. These disclosure requirements may have the effect of reducing the level of trading activity in our common stock, making the market for the shares of common stock illiquid.

FUTURE ISSUANCES OF SHARES MAY REDUCE YOUR OWNERSHIP INTEREST.

An investment in our common stock is subject to immediate dilution because the book value per share is less than $.01. An investor's interest in SearchHelp could also be diluted by future offerings of common stock. Future issuance of authorized but unissued shares of capital stock may also have the effect of diluting your equity interest. There are no limits to our ability to issue additional authorized shares at any price.

THERE WILL BE A SIGNIFICANT NUMBER OF SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE AND THIS MAY HURT THE MARKET PRICE OF THE SHARES

The market price of shares of common stock could decline as a result of sales, or the perception that sales could occur, of a large number of shares available in the public market after this Offering. Such sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. At September 8, 2006, we had a total of 37,704,308 shares of common stock outstanding, but there were also 25,526,124 shares that could be acquired upon the conversion or exercise of outstanding notes, options and warrants. Upon the conversion or exercise of these securities, your interest in SearchHelp will be diluted.

WE HAVE NEVER PAID ANY CASH DIVIDENDS

SearchHelp has never paid any cash dividends on its shares of common stock and there are presently no plans being considered that would result in the payment of cash dividends.


                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

      We have filed with the SEC a registration statement on Form SB-2 with respect to the common stock that may be sold under this prospectus. This prospectus does not contain all of the information set forth in that registration statement, certain parts of which are not included in accordance with the rules and regulations of the SEC. Copies of that registration statement can be obtained from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                 USE OF PROCEEDS

      We will not receive proceeds from the sale of the shares offered by means of this prospectus. We will use any proceeds we receive from the exercise by holders of the warrants as working capital.


                                 CAPITALIZATION

      The following table sets forth our actual capitalization at June 30, 2006. You should read this section in conjunction with our financial statements and related notes appearing elsewhere in this prospectus.


Current liabilities                                                 $ 1,027,218
Other liabilities                                                     1,451,737
Stockholders' equity:  common stock, $.0001 par  value,
   250,000,000 shares authorized, 37,704,308  shares
   issued and outstanding                                                 3,770
Additional paid-in capital                                            8,882,947
Accumulated deficit                                                  (8,873,025)
                                                                    -----------
Total stockholders' equity                                               13,692
Total Capitalization                                                $ 2,492,647
                                                                    ===========



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus.

Forward-Looking Statements

Except for the historical information contained in this prospectus, the matters discussed below or elsewhere in this prospectus may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. SearchHelp, Inc. makes all forward-looking statements under the provisions of the safe harbor section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views and assumptions based on information currently available to management. These views and assumptions are based on, among other things, our operating and financial performance over recent years and management's expectations about our business for the current and future fiscal years. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to various risks, uncertainties and assumptions, including, but not limited to, the factors we describe under "Risk Factors," and (a) our ability to secure necessary capital in order to continue to operate (b) our ability to complete and sell our products and services, (c) our ability to achieve levels of sales sufficient to cover operating expenses, (d) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for our products and services, (e) regulatory or legal changes affecting our business and (f) the effectiveness of our relationships in the imaging products business.

General

Our business consists principally of

      o the sale and distribution of software designed to help parents protect their children while on the Internet through FamilySafe; and

      o the sale and distribution of imaging products through ETP. ETP is also responsible for selling the Sentry software.

We conducted a "soft launch" of our Sentry At Home software in CompUSA stores in November and December 2005 to validate its packaging and pricing and have received indications that our software products have been well received. As a result, we are currently shipping all three of our Sentry software products to national retailers, including CompUSA, Fry's Electronics, Office Max and Meijer, on both a consignment and net sale basis. In addition, we are currently in discussions with several major US retailers to carry our software products on a net sale basis.

We are aggressively seeking opportunities in the media to spotlight our products and services. On June 1, 2006, we engaged The Dilenschneider Group, a public relations consulting firm specializing in strategic corporate counseling with locations in New York and Chicago, to advise management on public relations and implement a media relations effort targeting business and trade press. Through their efforts, we have begun to secure several interviews and articles in the general and trade media as well as product reviews and awards for our Sentry software products. Additionally, our entire Sentry line of products will be featured on PTG TV's (www.ptgtv.com) "Pulse on America" series. The segment will appear in select nationwide markets on the ABC Family Network and regionally on CNN's Headline News network throughout the remainder of 2006.

On May 2, 2006, our Sentry Predator Locator product won a "LISA" award, sponsored annually by LISTnet, the Long Island Software & Technology Network, as one of Long Island's top software products of 2006. On August 8, 2006, our Sentry Remote product was named an "Outstanding Product" in iParenting Media's annual competition for notable new products serving the needs of parents.

The financial statements in this prospectus have been prepared assuming that we will continue as a going concern. As reflected in the financial statements, we incurred net losses of $1,934,271 and $648,230 for the six months ended June 30, 2006 and 2005, respectively. In addition, we had negative working capital of $463,358 and an accumulated deficit of $8,873,025 at June 30, 2006.

These circumstances raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of our present and future costs and expenses. The plan includes, among other things, developing and selling products and services oriented towards improving family safety and well being. We have been successful in raising financing from equity transactions. A total of $623,000 was raised in 2005. During the first half of 2006, we raised $1,817,000 from the private placement of convertible notes and warrants. For the period from July 1, 2006 to September 8, 2006, we raised an additional gross amount of $345,000 and the total raised from these private placements aggregated gross proceeds of $2,785,000.

Results of Operations

Overview of the Six Months Ended June 30, 2006

      During the first half of 2006, we continued to focus on three primary operating priorities:

      o Final Product Design and Delivery. We continue to validate the packaging and pricing for our Sentry line of software products and have worked closely with retailers to design several forms of packaging to effectively deliver our products into the marketplace. We are currently shipping all three of our Sentry software products to national retailers on both a consignment and net sale basis.

      o Establish and Enhance Sales and Distribution Channels. We have aggressively pursued distribution and sales agreements to gain access to retailers and are currently in discussions with several major US retailers to carry our software products. We have begun to actively seek affinity partners to promote and distribute our software products through national faith based and civic organizations, education channels and charitable organizations.

      o Addressing our liquidity and capital needs. Since inception, we have not generated any significant cash flows from operations; therefore, we have funded our operations by issuing notes and by the sale of common stock. Management has determined that we will require additional capital in order to fully exploit the growing market for our products and services. During the first half of 2006, we raised $1,817,000 from the private placement of convertible notes and warrants.

Comparison of the Results for the Six Months Ended June 30, 2006 and 2005

During the six months ending June 30, 2006, we had revenues of $48,883, net of discount, from sales of software and imaging products. The cost of these sales totaled $30,709. Gross profit was $18,174. Our net loss was $ 1,934,271, of which $1,688,316 was the loss from operations.

Revenue for the six months ending June 30, 2006 and 2005 was $48,883 and $159,314, respectively, a decrease of $110,431. During the first half of 2006, we did not enjoy the benefit of revenue attributable to sales of imaging products, as we had since the acquisition of ETP in mid-2005. Due to pricing concerns in the marketplace, ETP has been in discussions with Fuji for several months concerning the pricing of the imaging products to be supplied under its a supply agreement. Because we were unable to agree with Fuji on mutually acceptable pricing for the products, ETP submitted a notice of termination that became final on July 14, 2006. Management has not made any decision as to whether ETP will discontinue the imaging-products portion of SearchHelp's business.

Factors contributing to our loss were an increase in compensation costs and selling expenses as we geared up to bring our software products to market as well as absorption of additional staff from the acquisition of ETP. Compensation costs (which include salaries, taxes and benefits and share-based compensation), included in general and administrative expenses, totaled $997,734 and $397,273 for the six months ended June 30, 2006 and 2005, respectively, an increase of $600,461. Approximately $302,000 of this increase reflects costs associated with the signing of five employment contracts since the second quarter of 2005 as well as the hiring of sales staff and the addition of ETP personnel. An additional $248,000 is attributable to our adoption of FAS 123 (R) to account for share-based compensation and $50,000 reflects bonuses earned by an officer in connection with meeting liquidity milestones.

Selling expenses increased by approximately $17,000 for the six months ended June 30, 2006 from the comparable period of the prior year as a result of increased activity surrounding the launch of our Sentry line of software products.

Interest expense for the six months ending June 30, 2006 and 2005 was $294,821 and $16,033, respectively, an increase of $278,788. This increase in interest expense is a result of our paying interest on the convertible notes and recognizing amortization of the beneficial conversion feature and the discount related to the value of the warrants. There was no similar activity in the first half of 2005. Additionally, amortization expense from deferred financing costs totaled $29,828 for the six months ended June 30, 2006 which was absent in the first half of 2005. Interest expense from related parties increased by $31,970 for the six months ended June 30, 2006 from the comparable period of the prior year and reflects a corresponding increase in stockholder loans.

Liquidity and Capital Resources

Our liquidity and capital needs relate primarily to working capital and other general corporate requirements. To date, we have funded our operations with stockholder loans and by issuing notes and by the sale of common stock.

Since inception, we have not generated any significant cash flows from operations. At June 30, 2006, we had cash and cash equivalents of $335,715 and a working capital deficiency of $463,358. Net cash used in operating activities for the six months ended June 30, 2006 was $1,263,314. If we do not generate sufficient revenues from the sales of our products in an amount necessary to meet our cash needs, we would need additional financing to continue to operate. As we increase sales from our products and services, we expect to increase cash flows from operations.

Net cash used in investing activities for the six months ended June 30, 2006 was $202,396 and is attributable primarily to equipment purchases and software development costs.

Net cash provided from financing activities was $1,674,451 for the six months ended June 30, 2006. The cash flow from financing activities was primarily derived from notes and loans payable.

On July 12, 2005, we began a private placement to accredited investors of units, consisting of (a) a 10% convertible note and (b) warrants to purchase 10,000 shares of common stock, par value $0.0001 per share, exercisable at $0.50 per share, for $10,000 per unit. The notes are currently convertible at any time at the option of the holder into our common stock at the conversion rate of $0.40 per share. We closed this offering on December 8, 2005 and began a new offering on December 19, 2005, offering the same securities on substantially the same terms as the prior offering, except for an exclusive placement agent provision for 45 days and a change in the placement agent's fee structure. As of June 30, 2006, we have raised a total gross amount of $2,440,000 from the combined offerings. As of September 8, 2006, the total raised from these private placements aggregated $2,785,000.

While we have been successful in raising financing from equity transactions as mentioned above, we are dependent on improved operating results and possibly raising additional funds over the next twelve month period. There are no assurances that we will be able to raise additional funding.

Significant and Critical Accounting Policies:

(a) Basis of Presentation: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements include the accounts of SearchHelp, Inc. and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation. Results of operations include ETP from the date of acquisition.

(b) Revenue Recognition: We recognize revenues in accordance with accounting principles generally accepted in the United States of America. Imaging product revenue is derived from various sources which are described as follows: (i) Royalty income is recognized when earned according to the terms of the various license agreements; (ii) Revenues in the form of direct sales of merchandise are recognized when title passes; (iii) Commissions from the on-line sale of sponsor products are recognized at the date of shipment. Revenue from the sales of software shipped on a consignment basis is recognized when proof of sale to the end user is provided by the retailer. Revenue from the sales of software products on the Internet or to retailers on a net sale basis are recognized at the date of shipment.

(c) Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(d) Stock-based Compensation: Effective January 1, 2006, our 2004 Stock Plan is accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123
(R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, we adhere to the guidance set forth within the Securities and Exchange Commission Staff Accounting Bulletin No. 107, which provides the staff's views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies. Prior to January 1, 2006, we accounted for similar transactions in accordance with APB No. 25 which employed the intrinsic value method of measuring compensation cost. Accordingly, compensation expense was not recognized for fixed stock options if the exercise price of the option equaled or exceeded the fair value of the underlying stock at the grant date.

(e) Earnings Per Share: SearchHelp utilizes Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is calculated on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented separately as it is anti-dilutive. The potentially dilutive securities (options and warrants) outstanding and which are excluded are 14,186,090 and 7,623,390 for the years ended December 31, 2005 and 2004, respectively.

(f) Software Research and Development Costs: Research and development costs are expensed as incurred. In accordance with the provisions of SFAS No. 86, "Accounting for the costs of computer software to be sold or otherwise marketed." Software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. We intend to release its products as soon as possible after technological feasibility has been established. As a result, costs subsequent to achieving technological feasibility should not be significant and all software development costs are expensed as incurred. For the year ended December 31, 2005, we capitalized $425,000 of software development costs for our Sentry Predator Locator product and for the year ended December 31, 2004, we incurred $81,200 of development costs which was charged to operations. The software costs are amortized on a straight line basis over the estimated useful life of three years. Amortization expense for the years ended December 31, 2005 and 2004 was $124,787 and $127,246, respectively. Amortization expenses for 2006, 2007, 2008 and 2009 are estimated to be $187,900, $187,900, $158,333 and $32,133, respectively.

(g) Goodwill: Under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill is to be tested for impairment at least annually at the reporting unit level. To accomplish this, we determined the fair value of the reporting unit and compared it to the carrying amount of the reporting unit at the balance sheet date. No impairment charges resulted from this evaluation for the year ended December 31, 2005 since the fair value of the reporting unit exceeded the carrying amount.

Recently Issued Accounting Pronouncements:

      In December 2004, the FASB issued a revision of SFAS No. 123 "Share-Based Payment" (No. 123R). Effective January 1, 2006, our Plan is accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards ("FAS") No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123
(R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, we adhere to the guidance set forth within Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 107, which provides the Staff's views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

      Prior to January 1, 2006, we accounted for similar transactions in accordance with APB No. 25 which employed the intrinsic value method of measuring compensation cost. Accordingly, compensation expense was not recognized for fixed stock options if the exercise price of the option equaled or exceeded the fair value of the underlying stock at the grant date.

      While FAS No. 123 encouraged recognition of the fair value of all stock-based awards on the date of grant as expense over the vesting period, companies were permitted to continue to apply the intrinsic value-based method of accounting prescribed by APB No. 25 and disclose certain pro-forma amounts as if the fair value approach of FAS No. 123 had been applied. In December 2002, FAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FAS No. 123, was issued, which, in addition to providing alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation, required more prominent pro-forma disclosures in both the annual and interim financial statements. We complied with these disclosure requirements for all applicable periods prior to January 1, 2006.

      In adopting FAS 123(R), we applied the modified prospective approach to transition. Under the modified prospective approach, the provisions of FAS 123
(R) are to be applied to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date shall be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro-forma disclosures under FAS 123.

      We previously accounted for options granted to our non-employee consultants using the fair value cost in accordance with FAS 123 and EITF No. 96-18. The adoption of FAS 123(R) and SAB 107 as of January 1, 2006, had no material impact on the accounting for non-employee awards. We continue to utilize the additional guidance set forth in EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees" ("EITF 96-18").


                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

SearchHelp's public offering was completed on July 23, 2003. We sold a total of 2,474,000 units in the public offering. Each unit consisted of one share of Common Stock, one Class A Warrant, exercisable for five years, to purchase a share of Common Stock at $0.75 per share ("Class A Warrant") and one Class B Warrant, exercisable for seven years, to purchase a share of Common Stock at $1.75 per share ("Class B Warrant"). The Common Stock, Class A Warrants and Class B Warrants are quoted on the Over-The-Counter Bulletin Board and trade under the symbol SHLP, SHLPW and SHLPZ respectively and have a market price, as of September 8, 2006, of $0.33, $0.05 and $0.05, respectively. All of our securities are thinly traded; in fact, the Class B Warrants have not had any trades since mid-March.

As of September 8, 2006, we had outstanding 37,704,308 shares of our Common Stock, par value $0.0001 per share, 2,474,000 Class A Warrants and 2,474,000 Class B Warrants. None of the Class A Warrants or Class B Warrants have been exercised. Also outstanding were a placement agent warrant to purchase 247,400 units (comprised of one share of common stock, one Class A Warrant and one Class B Warrant) and another placement agent warrant to purchase 172,800 shares of our Common Stock at a purchase price of $0.30 per share.

Price Range of Common Stock

                 Quarter Ended                      High            Low

                 June 30, 2006                  $    0.50       $    0.29
                March 31, 2006                  $    0.66       $    0.35

               December 31, 2005                $    0.51       $    0.35
              September 30, 2005                $    0.60       $    0.41
                 June 30, 2005                  $    0.51       $    0.25
                March 31, 2005                  $    0.47       $    0.26

               December 31, 2004                $    0.40       $    0.17
              September 30, 2004                $    0.70       $    0.17
                 June 30, 2004                  $    0.95       $    0.41
                March 31, 2004                  $    0.90       $    0.40

               December 31, 2003                $    0.82       $    0.45
              September 30, 2003                $    0.51       $    0.35


Price Range of Class A Warrants

                 Quarter Ended                      High            Low

                 June 30, 2006                  $    0.11       $    0.09
                March 31, 2006                  $    0.17       $    0.06

               December 31, 2005                $    0.16       $    0.09
              September 30, 2005                $    0.16       $    0.11
                 June 30, 2005                  $    0.21       $    0.11
                March 31, 2005                  $    0.23       $    0.12

               December 31, 2004                $    0.13       $    0.11
              September 30, 2004                $    0.16       $    0.11
                 June 30, 2004                  $    0.21       $    0.09
                March 31, 2004                  $    0.18       $    0.12

               December 31, 2003                $    0.23       $    0.13
              September 30, 2003                $    0.20       $    0.10

Price Range of Class B Warrants

                 Quarter Ended                      High            Low

                 June 30, 2006                      N/A             N/A
                March 31, 2006                  $    0.08       $    0.04

               December 31, 2005                $    0.04       $    0.04
              September 30, 2005                $    0.07       $    0.05
                 June 30, 2005                  $    0.07       $    0.04
                March 31, 2005                  $    0.05       $    0.04

               December 31, 2004                $    0.05       $    0.03
              September 30, 2004                $    0.06       $    0.05
                 June 30, 2004                  $    0.11       $    0.07
                March 31, 2004                  $    0.11       $    0.05

               December 31, 2003                $    0.11       $    0.05
              September 30, 2003                $    0.11       $    0.03



Holders

As of September 1, 2006, there were approximately 204 holders of record of our common stock, approximately 23 holders of record of our Class A Warrants and approximately 47 holders of record of our Class B Warrants.

Dividends

Since our organization, we have not paid any cash dividends on our common stock, nor do we plan to do so in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth aggregate information, as of December 31, 2005, about compensation plans and including individual compensation arrangements under which SearchHelp's equity securities are authorized for issuance:

                                Number of securities to be        Weighted-average exercise         Number of securities remaining
                                issued upon exercise of           price of outstanding options,     available for future issuance
                                outstanding options, warrants     warrants and rights               under equity compensation plans
                                and rights
 Equity compensation plans                 1,500,000                           $0.41                             306,910
 approved by security holders

 Equity compensation plans not                 0                                 0                                  0
 approved by  security holders

               Total                       1,500,000                           $0.41                             306,910

                                    BUSINESS

SearchHelp, Inc. was incorporated in the State of Delaware on September 5, 2001. We are a successor to SH Networks.com, Inc., formerly known as SearchHelp.com, Inc., a New York corporation incorporated on January 29, 2001, and E-Com Marketing Group, Inc, a New York corporation, incorporated on January 29, 1999. SearchHelp completed its initial public offering on July 23, 2003.

We are currently focusing on the sale and distribution of software designed to help parents protect their children while on the Internet through our subsidiary, FamilySafe, Inc. and sales of film and cameras through our subsidiary, E-Top-Pics, Inc.

Business Summary

Our business consists principally of

      o the sale and distribution of software designed to help parents protect their children while on the Internet through FamilySafe; and

      o the sale and distribution of imaging products through ETP. ETP is also responsible for selling the Sentry software.

FamilySafe

FamilySafe owns the technology for two of our software products, "Sentry At Home" and "Sentry Remote."

Sentry At Home is a comprehensive software product whereby parents are able to set the security permission levels for their children when they are online using a personal computer. It allows parents to track all online activity, filter web browsers and instant messaging and limit and control computer usage. It also enables parents to receive instant email or visual alerts on their computers or PDAs and SMS text messages sent to their cell phones when questionable activity occurs and can even automatically lock-down the application. Parents can also monitor activity logs via the web as well as make any necessary changes to security settings and alert triggers. Sentry Remote is a real-time monitoring product that gives parents freedom to see whatever their children are doing online from any Internet-enabled device, anywhere in the world. Not only can parents view all previously logged activity, they can also see all activities being conducted on the child's computer and even interact with their children in real-time. The parent can, if necessary, remotely terminate the chat session or application, or lock-down the entire computer. In late 2005, we began distributing our products through retail distributors, as well as directly via the Internet.

E-Top-Pics, Inc.

In order to immediately establish a distribution network for our Sentry At Home and Sentry Remote products, SearchHelp acquired E-Top-Pics, Inc., a privately held Massachusetts corporation engaged in marketing and distribution, on June 8, 2005 in exchange for 4,000,000 restricted shares of SearchHelp common stock. ETP is now a wholly owned subsidiary of SearchHelp.

Amber Alert Agent and Sentry Predator Locator

On November 4, 2005, we concluded an exchange agreement with AmberAlertAgent, Inc. and its stockholders. We issued 1,500,000 restricted shares of SearchHelp common stock in exchange for 100% of AAA capital stock. The stock is being held in escrow until the delivery of product and services are made to SearchHelp. Amber Alert Agent holds our rights to our Sentry Predator Locator product. Sentry Predator Locator allows parents to locate registered sexual predators living in any specified geographic location in the United States, combining extensive search and identification functionality, including enhanced photo imagery with complete `rap sheets' on the individuals, derived from a continually updated, comprehensive national database. With Sentry Predator Locator, users are not only able to see exactly where registered sex offenders live, they are also provided with proactive notification of any change in the status of a local individual via email, cell phone text message (SMS) or desktop icon. In addition, the application is the first to support the same type of real-time notifications for localized Amber Alerts. In April 2006, we began distributing Sentry Predator Locator through retail distributors, as well as directly via the Internet.

Competition

We compete for business with other companies that have child-monitoring software that includes the following:

Program Name:                          Manufacturer:

NetNanny                               LookSmart, Ltd.
Cybersitter                            Solid Oak Software, Inc. (US)
CyberPatrol                            SurfControl
McAfee Parental Controls               Networks Associates Technology, Inc.
Norton Parental Controls               Symantec Corporation
FilterPak                              S4F, Inc.
Cyber Alert                            Infoworks
Safe Eyes                              SafeBrowse
Cyber Sentinel                         Security Software Systems, Inc.
Cyber Snoop                            Pearl Software, Inc.


We plan to respond promptly and effectively to the challenges of technological change, evolving standards and our competitors' innovations by continuing to enhance our products and services, as well as our sales and marketing channels.

Imaging Products

ETP was party to a Supply Agreement, dated as of September 27, 2005, with Fuji Photo Film U.S.A., Inc. to market and distribute Fuji's film products in the United States commercial market, a market where Fuji has a limited sales force. However, SearchHelp's management later determined that the pricing structure under the agreement made it uneconomical for SearchHelp to perform its obligations as originally agreed. The agreement contemplated that this situation might occur and provides options to the parties, including a renegotiation of the pricing terms or possible early termination of the agreement. Representatives of SearchHelp began negotiating with Fuji in March 2006, but no compromise was reached. On July 14, 2006, this agreement was terminated.

The termination of the agreement means that ETP will not be required to meet the minimum purchase quantities specified in the agreement, but ETP is obligated by the terms of the agreement to consummate the purchase of products ordered prior to termination. However, ETP and Fuji are continuing their discussions concerning the disposition of such products. Management believes that these discussions will result in pricing terms that will enable ETP to liquidate the inventory without having a material effect on SearchHelp.

Management has not made any decision as to whether ETP will discontinue the imaging-products segment of its business.

Marketing

We began selling our Sentry products in December of 2004 over the Internet. We have a distribution agreement with Navarre Corporation, one of the largest distributors of software in the United States. This agreement gives us access to retail stores including CompUSA, Best Buy, Office Max, Staples, Micro Center, Fry's Electronics, BJ's Wholesale Clubs and the U.S. Military Exchange.

We conducted a "soft launch" of our Sentry At Home software in CompUSA stores in November and December 2005 to validate its packaging and pricing and have received indications that our software products have been well received. As a result, we are currently shipping all three of our Sentry software products to national retailers, including CompUSA, Fry's Electronics, Office Max and Meijer, on both a consignment and net sale basis. In addition, we are currently in discussions with several major US retailers to carry our software products on a net sale basis. Sentry products are also available on major retail websites including Sears.com, Kmart.com, and HSN.com.

On December 14, 2005, we entered into a five-year marketing consulting services agreement with Sharpworx International to provide us with increased domestic distribution and our first international sales channel for our suite of parental control software, enterprise monitoring solutions and photographic imaging products. Sharpworx brings particular expertise in marketing to, among others, business associations, members of the National Black Chamber of Commerce, Native American businesses, religious groups, Internet service providers and computer manufacturers.

SearchHelp is aggressively seeking opportunities in the media to spotlight its products and services. On June 1, 2006, we engaged The Dilenschneider Group, a public relations consulting firm specializing in strategic corporate counseling with locations in New York and Chicago, to advise management on public relations and implement a media relations effort. Through their initial efforts, we have secured several interviews and articles in the general and trade media for our Sentry software products as well as product reviews and awards.

Employees

As of September 1, 2006, SearchHelp and its subsidiaries had ten full time employees.

Property

SearchHelp leases an executive office at 6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791, containing approximately 1,868 square feet. The rent is $4,268.38 per month through June 30, 2007, but the landlord has agreed to apply credits of $3,801.38 per month in August and September 2006. The total rent obligation for each calendar year is as follows:

                     Year ending                 Amount
                     -----------                 ------
                     December 31, 2006           $13,739
                     December 31, 2007           $51,886
                     December 31, 2008           $53,506
                     December 31, 2009           $55,182
                     December 31, 2010           $56,917
                     December 31, 2011           $43,768


E-Top-Pics, Inc. leases office space at 56 Roland Street, Boston, Massachusetts on a month to month basis. The monthly rent is $1,807.

Rent expense was $22,270 and $12,987 for the years ended December 31, 2005 and 2004 respectively.

Legal Proceedings

SearchHelp and its subsidiaries are not currently party to any legal proceedings.

                                   MANAGEMENT

SearchHelp has a four-member board of directors. Each director holds office until the next annual stockholders meeting or until a successor is duly elected or appointed. The biographies of the members of the board and our executive officers appear below.

                                                                                        Year
 Name                     Age                   Position                           Began Service
 ----                     ---                   --------                           -------------
 William Bozsnyak         46    Chairman of the Board of Directors and                  2001
                                Chief Executive Officer

 Joseph Carrizzo          49    Director and President                                  2001

 Brian P. O'Connor        62    Director, Chief Operating Officer, Executive            2005
                                Vice President and Chief Marketing Officer

 David M. Barnes          63    Director                                                2005

 John Caruso              47    Senior Vice President and Chief Financial Officer       2006

William Bozsnyak is the founder, chief executive officer and chairman of the board of SearchHelp. After a successful career in the financial services industry, Mr. Bozsnyak created a local Internet portal in 1998 which focused on meeting the advertising needs of small businesses that were not being met on a national level. In addition to his current duties, Mr. Bozsnyak has served SearchHelp in several capacities since its inception in January 2001 including treasurer, chief financial officer and vice president.

Prior to forming SearchHelp, Mr. Bozsnyak began his career with J.P. Morgan Securities Inc. in 1982 and rose to become a vice president in its Institutional Fixed Income Sales Department. In 1993, he left Morgan to join UBS Securities Inc. as vice president of its Global Fixed Income Department. In this role, he was responsible for the sale of U.S. fixed income securities to major institutional U.S. firms.

Mr. Bozsnyak graduated in 1982 from the New York Institute of Technology with a Bachelor's in Business Administration and a minor in Finance.

Joseph Carrizzo is the president of SearchHelp. He has served as one of our directors since 2001 and sat on the audit committee and compensation committee until becoming president in April 2005

Mr. Carrizzo began his financial career in 1983 at Lehman Brothers where he rose through the ranks to become a Senior Vice President and trader in the corporate bond department. In 1995, Mr. Carrizzo ended his Wall Street career at Lehman and became an independent distributor of personal care and anti-aging products, including the distribution of technology and telecom services, until 2005.

After receiving a New York State congressional nomination, Mr. Carrizzo attended the United States Military Academy at West Point from 1975 to 1977. He continued his studies at C.W. Post College where he graduated in 1980 with a Bachelor's degree in Finance and a minor in Economics

Brian O'Connor is the founder and President of E-Top-Pics, Inc. Mr. O'Connor was formerly the vice president for North American and Asia Pacific Sales for Polaroid Corporation from 1989 to 1998. In this capacity, he was responsible for sales and marketing of Polaroid's U.S. business, generating over $1.1 billion in sales with over 900 employees. While at Polaroid, he also established an international consumer sales group in Asia, Japan, South America, Africa and the Middle East for Polaroid component products.

In 1998, Mr. O'Connor left Polaroid to start World Wide Commerce Exchange, Inc., a company that provided consulting in marketing to large corporations. In 2002, Mr. O'Connor started E-Top-Pics, Inc., a company that had licenses with NASCAR teams to sell cameras and film with drivers' and cars' pictures imprinted on the cameras. Also in 2002, Mr. O'Connor started a brownie company called Ann's Boston Brownies.

Mr. O'Connor currently serves on the board of directors of the Dana Farber Cancer Institute and the Jimmy Fund Advisory Council. Formerly, he served on the board of directors of the Carroll School for Dyslexic Children and The New England Sports Museum.

Mr. O'Connor became a member of the SearchHelp Board of Directors as well as the Executive Vice President and Director of Marketing for SearchHelp upon completion of the acquisition of E-Top-Pics, Inc. on June 8, 2005. David M. Barnes became a director in April of 2005. Mr. Barnes serves as chairman and financial expert on our audit committee and compensation committee. He has more than 40 years of experience in finance and public accounting.

Mr. Barnes served as a director and the chief financial officer of American United Global, Inc. ("AUGB") from May 1996 through July 2006 when the company was acquired.

He is also chief financial officer of Cyber Defense Systems, Inc. (CYDF) and of Neah Power Systems, Inc. (NPWS), a director of Proxity, Inc. (PRXT), a director and the audit committee financial expert of Thinkpath Inc. (THPHF), and is a director and chairman of the audit and compensation committees of MDWerks, Inc.
(MDWK).

John Caruso became Senior Vice President and Chief Financial Officer on May 2, 2006. Mr. Caruso has over 25 years of accounting and management-level experience. From November 2004 through April 2006, Mr. Caruso served as Vice President and Controller of First Sterling Financial, Inc., a real estate syndicator of affordable housing across the U.S. and Puerto Rico. From April 2002 through June 2004, he served as Vice President of Finance and Administration and CFO for AccountantsWorld, Inc., a developer of software and provider of Internet services for the accounting profession where he engineered a multi-million dollar sale of a software product line.

From September 1999 through October 2001, Mr. Caruso was Senior Vice President of Finance and Operations for CityReach International Ltd., a London-based owner and operator of data centers throughout Europe. In this capacity, Mr. Caruso was a key factor in raising over $300 million in capital and he was directly responsible for the daily operation of approximately one million square feet of technical space in eight countries with over 300 employees.

Earlier in his career, Mr. Caruso worked as a certified public accountant with national and regional accounting firms. He graduated from Brooklyn College in 1980 with a Bachelor's degree in Accounting.

Legal Proceedings

None of our officers or directors has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Audit Committee

On April 2, 2003 the Board of Directors established an Audit Committee, which consists of one director, who must be an independent director, as defined in the Charter for the Audit Committee. The Audit Committee consists of David Barnes, as Chairman. Members of the Committee are appointed by the Board of Directors and serve one-year terms. Members may be removed by the Board of Directors at any time with or without cause. Upon the removal or resignation of a member, the Board of Directors may appoint a successor to serve the remainder of the unexpired term. The Audit Committee will meet at least four times annually and more frequently as circumstances dictate.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the integrity of the financial reports and other financial information provided by us to the public or any governmental body; (ii) our compliance with legal and regulatory requirements; (iii) our systems of internal controls regarding finance, accounting and legal compliance; (iv) the qualifications and independence of our independent auditors; (v) the performance of our internal audit function and independent auditors; (vi) our auditing, accounting, and financial reporting processes generally; and (vii) the performance of such other functions as the Board of Directors may assign from time to time. The Audit Committee has the authority to:

o make recommendations to the Board of Directors regarding the appointment or replacement of independent public accountants;

o confer with our independent public accountants regarding the scope, method and results of the audit of our books and accounts;

o review our financial reporting process and the management recommendations made by our independent public accountants;

o recommend and implement any desired changes to our audit procedures; and

o perform such other duties as the Board of Directors may from time to time direct.

Audit Committee Financial Expert

Our Board of Directors has determined that David M. Barnes qualifies as its "audit committee financial expert", as defined in paragraph (e) (2) of Item 401 of Regulation S-B and has therefore appointed him as such.

Code of Ethics

Our board of directors adopted a Code of Ethics that covers all executive officers of our company and its subsidiaries. The Code of Ethics requires that senior management avoid conflicts of interest; maintain the confidentiality of information relating to our company; engage in transactions in shares of our common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Ethics; and comply with other requirements which are intended to ensure that such officers conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of our company.

All our executive officers are required to affirm in writing that they have reviewed and understand the Code of Ethics.

Any amendment of our Code of Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer and controller, principal accounting officer or persons performing similar functions will be disclosed on our website within 5 days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed. A copy of our Code of Ethics was filed with the Form 10-KSB we filed with the Securities and Exchange Commission on March 16, 2004.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------
                                                        Long Term
                                  Annual Compensation   Compensation Awards
-----------------------------------------------------------------------------

Name and Principal        Year   Salary         Bonus   Number of
                                                        Securities
                                                        Underlying
Position                                                Options/SARs
-----------------------------------------------------------------------------
William Bozsnyak, CEO     2005   $   80,769(1)    --        1,140,000
                          ---------------------------------------------------
                          2004   $   59,999(1)    --
                          ---------------------------------------------------
                          2003           --(2)    --
-----------------------------------------------------------------------------
Joseph Carrizzo,          2005   $   82,615       --        3,500,000 (3)
President
                          ---------------------------------------------------
                          2004           --       --          770,000
-----------------------------------------------------------------------------
Brian O'Connor            2005   $   67,333       --        1,000,000 (4)
-----------------------------------------------------------------------------


Employees who were Directors did not receive any additional compensation for serving on the Board of Directors.

(1) On May 1, 2005, Mr. Bozsnyak signed a new three year employment contract with us. Mr. Bozsnyak will receive a base salary of $120,000 per year with a 10% increase each year. Mr. Bozsnyak was also granted an option to purchase 1,000,000 shares of our stock at a purchase price of $0.20 per share. These options vest fully in three years and expire five years from the date of grant. Mr. Bozsnyak accrued his salary from January 1, 2004 through September 30, 2004 in the amount of $59,999 and taxes of $4,506. Mr. Bozsnyak waived his salary under his contract from October 1, 2004, through April 30, 2005. The aggregate waived salary through December 31, 2004 was $20,000 and $26,667 in 2005.

(2) Mr. Bozsnyak did not take any salary in 2003.

(3) On April 26, 2005, Mr. Carrizzo signed a three year employment contract with us. Mr. Carrizzo will receive a base salary of $120,000 per year with a 10% increase each year. Mr. Carrizzo was also granted an option to purchase 3,000,000 shares of our stock at a purchase price of $0.20 per share. These options vest fully in three years and expire five years from the date of grant. On April 21, 2005, Mr. Carrizzo was issued an option to purchase 500,000 shares of common stock at an exercise price of $0.27 per share for services rendered to us. In December 2003, Mr. Carrizzo agreed to accept an option to purchase 750,000 shares of our common stock, at a purchase price of $0.25 per share, for business and marketing services rendered to us by him. The value of the services rendered as determined by both management and Mr. Carrizzo and the fair value of the option granted, as determined using the Black-Scholes option pricing method, was $187,500.

(4) On June 8, 2005, Mr. O'Connor signed a three year employment contract with us. Mr. O'Connor Connor will receive a base salary of $120,000 per year with a 10% increase each year. Mr. O'Connor was also granted an option to purchase 1,000,000 shares of our stock at a purchase price of $0.20 per share. These options vest fully in three years and expire five years from the date of grant.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

                             OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                      [Individual Grants]

                             Number of     Percent of total
                            securities       options/SARs
           Name             underlying        granted to        Exercise or     Expiration date
                           options/SARs      employees in       base price
                            granted (#)       fiscal year        ($/Share)
                         ----------------  ----------------   ----------------  ----------------
            (a)                 (b)              (c)                (d)              (e)
   William Bozsnyak CEO       140,000           2.29%              $0.27            4/21/10
                            1,000,000          16.34%              $0.20            5/01/10

   Joseph Carrizzo            500,000           8.17%              $0.27            4/21/10
     President              3,000,000          49.02%              $0.20            4/26/10

   Brian P O'Connor         1,000,000          16.34%              $0.20             6/8/10
     Chief Operating
     Officer


Director Compensation

Directors who are employees of SearchHelp do not receive any fees for their service on the Board. During fiscal year 2005, the Board of Directors did not receive compensation. However, in fiscal year 2005, options to purchase an aggregate of 60,000 shares of our common stock were issued to the non-employee Directors at an exercise price of $0.27 per share. The exercise price was determined by using the midpoint between the bid and ask price of our common stock on the date of grant. The current non employee Director receives $3,500 per quarter. For the year ended December 31, 2005, this Director received a total of $10,500 and 200,000 restricted common shares valued at a fair market value of $0.25.

EMPLOYMENT CONTRACTS
On April 26, 2005, Mr. Carrizzo signed a three year employment agreement with us. Mr. Carrizzo received an option to purchase 3 million shares of our common stock at a purchase price of $0.20 per share.

On May 1, 2005, Mr. Bozsnyak signed a new employment agreement with us. Mr. Bozsnyak received an option to purchase 1 million shares of our common stock at a purchase price of $0.20 per share.

On June 8, 2005, in connection with the ETP acquisition, Mr. O'Connor signed an employment agreement with us. Mr. O'Connor received an option to purchase 1 million shares of our common stock at a purchase price of $0.20 per share.

Effective May 2, 2006, John Caruso entered into a three-year employment agreement with us providing a base salary initially equal to $132,000 per annum, and increasing by at least five percent in each subsequent year. Mr. Caruso was also granted options to purchase an aggregate of 900,000 shares of our common stock at a purchase price of $0.38 per share. These options vest fully in three years and expire five years from the date of grant.


                             PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of the date hereof, with respect to the beneficial ownership of our common stock by each: (i) holder of more than five percent (5%) of the outstanding shares of our common stock; (ii) our executive officers and directors; and (iii) all our executive officers and directors as a group. Our issued and outstanding voting securities at the close of business on September 8, 2006, consisted of 37,704,308 shares of common stock, $0.0001 par value per share. Unless otherwise indicated, the address of each of the named persons is care of SearchHelp, Inc., 6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791.

                                           Shares                Percentage
Name and Address                   Beneficially Owned (1)    Beneficially Owned
---------------------------------  ----------------------  ---------------------
William Bozsnyak (2)                      6,140,105                 15.95%

Joseph Carrizzo (3)                       3,515,000                  8.58%

Debbie Seaman (4)                         2,698,505                  7.16%

Brian P O'Connor (5)                      2,566,667                  6.69%

David M. Barnes                             200,000                    *

John Caruso  (6)                            180,000                    *

All directors and executive
 officers as a group  (5 persons)        12,601,772                 29.58%

* less than one percent

(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) Consists of 5,358,438 shares of common stock and options to acquire 781,667 shares of common stock.

(3) Consists of 250,000 shares of common stock and options to acquire 3,265,000 shares of common stock.

(4) Consists of 2,698,505 shares of common stock. Ms. Seaman no longer has any options to acquire shares of common stock

(5) Consists of 750,000 shares of common stock and options to acquire 666,667 shares of common stock. Also includes 1,150,000 shares of common stock held by Mr. O'Connor's wife.

(6) Consists of options to acquire 180,000 shares of common stock.


                              CERTAIN TRANSACTIONS

Due to stockholders

At December 31, 2005, SearchHelp was indebted to its CEO, William Bozsnyak, in the amount of $754,500 for working capital advances made to us. This includes loans made in the amount of $581,500 to ETP which enabled ETP to fund purchases for cameras and film. For the years ended December 31, 2005 and 2004, interest expense was charged in the amount of $37,511 and $8,000 respectively. The interest rate used in this calculation is the same interest rate paid to our short term lender under the revolving line of credit described in Note 8 of the financial statements. On March 10, 2006, we issued 600,000 shares of our common stock to Mr. Bozsnyak at a purchase price of $0.30 in repayment of $180,000 of this loan.

Under the terms of their respective employment contracts, Debbie Seaman, our former President, and Mr. Bozsnyak are owed $27,640 and $59,999, respectively, for unpaid wages earned through September 30, 2004. Commencing on October 1, 2004, Ms Seaman and Mr. Bozsnyak both have waived all future salary under their contracts until such time as our cash flow can sustain such payments. The cumulative salaries waived through December 31, 2004 were $37,500. For the year ended December 31, 2005, $49,222 in salaries were also waived. Operations were charged with a corresponding increase to additional paid-in capital. In May 2005, Mr. Bozsnyak entered into a new employment agreement and has been receiving his salary under that agreement.

We also owed Mr. Bozsnyak $39,481 in accounts payable at December 31, 2005, for online advertising he did on our behalf.

We owed our President $1,128 for unreimbursed expenses, at December 31, 2005.

Our former securities counsel, a shareholder, is owed $ 13,976 and $ 22,663 for unpaid legal services at December 31, 2005 and 2004, respectively.

As of December 31, 2005, we owed $2,775 to the chairman of the audit and compensation committees, who is a shareholder, per his compensation agreement.

Due to affiliates

The President of ETP has a minority interest in three affiliated companies. Based upon cash flow needs, there are loans made to and/or from one of these affiliates as well as from the President of ETP directly. As of December 31, 2005, we owed one of these affiliates $61,257.

Due from affiliate

We outsourced the management of ETP's sky box at Fenway Park to an entity in which the President of ETP is a minority shareholder. As of December 31, 2005, this entity owed us $37,955, which has been fully reserved as uncollectible. This license agreement expired on December 31, 2005 and was not renewed.

Affiliate relationship

ETP has a relationship with an entity, who is also a shareholder and acts as a conduit in the sales process of the FP-100 Fuji Film. This company has an agreement with Fuji to purchase FP-100 film from Fuji at a lower price than ETP can purchase the film. Therefore, ETP pays Fuji directly for the film order, Fuji drop ships the film to ETP's customer and the customer is invoiced by the company. ETP then invoices the company. The company is paid within 30 days by ETP's customer and ETP is paid in 30-45 days from the date of invoice. The risk of loss is borne by ETP for the product until delivery to the customer. Accordingly, these sales are reflected gross in the Consolidated Statement of Operations for the year ended December 31, 2005.


                              PLAN OF DISTRIBUTION

      The holders of our warrants may offer and sell from time to time under this prospectus the shares received by the holders upon exercise of their warrants. The holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. To the extent required, we may amend and supplement this prospectus to describe a specific plan of distribution.

      The holders may sell the shares covered by this prospectus by several possible means. These include, but are not limited to, one or any combination of the types of transactions described in the following list and paragraphs:

o on the OTC Bulletin Board or any other market where our common stock may trade, at the then-prevailing prices and terms or at prices related to the then-current market price or at negotiated prices;

o a block trade in which a broker-dealer will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by that broker-dealer for its own account under this prospectus;

o ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

o     in privately negotiated transactions.

      In addition to the list above, the holders may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with that selling holder. The selling holder may also sell our common stock short and redeliver the shares to close out short positions.

      The selling holder may enter into option or other transactions with broker-dealers or other financial institutions that require that selling stockholder to deliver the shares offered in this prospectus, and, in turn, the broker-dealer or other financial institution may resell those shares under this prospectus, as supplemented or amended to reflect the applicable transaction.

      The selling holder may pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, that broker-dealer or other financial institution may sell the pledged shares of common stock under this prospectus, as supplemented or amended to reflect the applicable transaction. In addition, any shares of common stock that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

      The selling holder may sell shares of common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of shares of common stock for whom those broker-dealers may act as agent or to whom they sell as principal or both. This compensation might be in excess of customary commissions. Market makers and block purchasers that purchase the shares of common stock will do so for their own account and at their own risk. It is possible that the selling holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share that may be below the then-current market price. We cannot make assurances that all or any of the shares of common stock will be issued to, or sold by, the selling holder. The selling holder and any brokers, dealers or agents, upon effecting the sale of any of the shares of common stock offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act, or the rules and regulations these acts.

      The selling holder may sell all or any part of the shares of common stock through an underwriter. SearchHelp is not aware of any agreement any selling holder may have entered into with a prospective underwriter and there is no assurance that the selling holder will enter into any agreement with a prospective underwriter. If the selling holder enters into an agreement or agreements with a prospective underwriter, the relevant details will be set forth in a supplement or revisions to this prospectus.

      To comply with the securities laws of some states, the shares of common stock must be sold in some jurisdictions only through registered or licensed brokers or dealers. Also, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and there has been compliance with that requirement.

      The anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling holder and their affiliates. In addition, we will make copies of this prospectus available to the selling holder and we informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock offered under this prospectus.

      At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of common stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

      SearchHelp anticipates that the selling holders will offer for sale all of the shares being registered, to the extent that those shares are issued to the selling holder upon exercise of their warrants. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, any sales, or the possibility of sales, may depress the market price of the common stock.

      SearchHelp will bear all costs and expenses of the registration of the selling shareholder's shares under the Securities Act and state securities laws. However, the selling shareholder will bear all underwriting and brokerage commissions and underwriting expenses, if any, attributable to the sale of its shares.

      We have indemnified the selling holders against certain liabilities, including certain liabilities under the Securities Act of 1933.


                            DESCRIPTION OF SECURITIES

Common Stock

      Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.0001 per share. Each holder is entitled to one vote for each share held on all matters to be voted upon by the stockholders. The shares of common stock do not have cumulative voting rights, which means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all the directors.

      The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. However, we presently intend to reinvest any earnings instead of paying cash dividends. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro-rata in all assets remaining after payment of our liabilities. Shares of common stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Warrants

      Each class A redeemable warrant gives its holder the right to purchase one share of our common stock for $.75. The class A redeemable warrants are exercisable at any time until December 31, 2007. A maximum of 8,000,000 shares of common stock are issuable upon the exercise of the class A redeemable warrants. If our common stock trades for at least 5 consecutive trading days at a price of $1.50 or more per share, we will have the right to call the class A redeemable warrants at a price of $.01 per class A redeemable warrant unless the investor chooses to exercise his or her class A redeemable warrant at that time.

      Each class B redeemable warrant gives its holder the right to purchase one share of our common stock for $1.75. The class B redeemable warrants are exercisable at any time until December 31, 2009. A maximum of 8,000,000 shares of common stock are issuable upon the exercise of the class B redeemable warrants. If our common stock trades at least 5 consecutive trading days at a price of $2.50 or more per share, we will have the right to call the class B redeemable warrants at a price of $.01 per class B redeemable warrant unless the investor chooses to exercise his or her class B redeemable warrant at that time.

Preferred Stock

      We are authorized to issue up to 25,000,000 shares of preferred stock. Currently, no series or class of preferred stock has been designated. The dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of any future series or class of preferred stock will be determined by our board of directors and does not require any approval of our stockholders.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby has been passed upon for SearchHelp by Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, New York, New York 10022. Tannenbaum Helpern Syracuse & Hirschtritt LLP owns 100,000 shares of our common stock.

                                     EXPERTS

      The consolidated financial statements of SearchHelp, Inc. and Subsidiaries as of December 31, 2005 and for the year then ended, appearing in this prospectus have been audited by Lazar Levine and Felix LLP, the Company's registered independent public accounting firm, as set forth in their report on the financial statements that appears elsewhere in this prospectus and are included in reliance upon that report given on the authority of that firm as experts in accounting and auditing.

      We retained Lazar, Levine & Felix LLP on July 14, 2005, after dismissing our prior auditing firm. The decision to change accountants was recommended by our audit committee and approved by our board of directors. The prior firm's audit report on our 2004 financial statements contained a going concern opinion but no other adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In the two most recent fiscal years and the interim period preceding the dismissal of the prior auditing firm, we did not have any disagreements with that firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused the firm to refer to the subject matter of the disagreement(s) in connection with its report and there were no other events required to be reported. In the Form 8-K we filed with the SEC on July 20, 2005, we included a copy of the letter from the prior auditing firm stating that it agreed with our statements concerning the circumstances of its dismissal.

Prior to engaging Lazar, Levine & Felix LLP, we did not consult with them regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. We also did not consult with them regarding the type of audit opinion which might be rendered on our financial statements and no oral or written report was provided by them.


Special Note re: 2004 Financial Statements: Our auditing firm for our 2004 financial statements no longer practices public accounting and has entered into liquidation proceedings. Although that firm provided a report on the 2004 financials, which appears in our Annual Report on Form 10-KSB for the year ended December 31, 2004, that firm was not available to review and confirm the information contained in the following financial statements and was not available to give its consent to the inclusion of these financial statements in this prospectus.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements for the years ended December 31, 2005 and 2004

Independent Auditors' Report                                            F-1

    Consolidated Balance Sheet as at December 31, 2005                  F-2-F-3

    Consolidated Statements of Operations
      For the Years Ended December 31, 2005 and 2004                    F-4

    Consolidated Statement of Stockholders' Equity
      For the years ended December 31, 2005 and 2004                    F-5

    Consolidated Statements of Cash Flows
      For the Years Ended December 31, 2005 and 2004                    F-6-F-8

    Notes to Consolidated Financial Statements                          F-9-F-30



Interim Consolidated Financial Statements for the period ended June 30, 2006

    Consolidated Balance Sheets as at June 30, 2006 (Unaudited) and
        December 31, 2005                                           F-31 - F-32

    Consolidated Statements of Operations For the Six and
       Three months ended June 30, 2006 and 2005 (Unaudited)        F-33

    Consolidated Statements of Cash Flows
       For the Six months ended June 30, 2006, and 2005 (Unaudited) F-34 - F-35

    Notes to Consolidated Financial Statements (Unaudited)          F-36 - F-44

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------

To the Board of Directors and Shareholders
SearchHelp, Inc.
Bethpage, New York

We have audited the accompanying consolidated balance sheet of SearchHelp, Inc. and Subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity, and cash flows listed in the accompanying index for the year ended December 31, 2005. The consolidated financial statements of SearchHelp, Inc. as of December 31, 2004 and for the year ended were audited by other accountants who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated February 15, 2005 and dated August 28, 2005 as to the restatement of those financial statements. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the 2005 consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the predecessor auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SearchHelp, Inc. and Subsidiaries at December 31, 2005, and the results of their operations and their cash flows for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has negative working capital and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                 /s/ Lazar, Levine and Felix LLP

New York, New York
March 24, 2006

                        SEARCHHELP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              AS DECEMBER 31, 2005

                                                                    Pages 1 of 2

                                     ASSETS

Current assets:
  Cash                                                                $  126,975
  Accounts receivable, less allowance for doubtful
    accounts of $37,955                                                  153,614
  Inventory - Software                                                    29,904
  Prepaid expenses and other current assets                               78,746
                                                                      ----------
        Total current assets                                             389,239
                                                                      ----------

Property and equipment - at cost,
  less accumulated depreciation of $2,497                                  1,283
                                                                      ----------

Other assets:
  Software development costs, less accumulated
    amortization of $431,087                                             566,256
  Amortizable intangible assets, less accumulated amortization
    of $41,136                                                           592,364
  Deferred finance costs, less amortization of $6,853                     47,347
  Goodwill                                                               536,081
  Security deposit                                                         6,155
                                                                      ----------
        Total other assets                                             1,748,203
                                                                      ----------

        Total assets                                                  $2,138,725
                                                                      ==========

                 See notes to consolidated financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Continued)
                             AS OF DECEMBER 31, 2005
                                                                     Page 2 of 2

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable - bank                                               $    50,000
  Current portion of long-term debt                                      50,000
  Due to stockholders                                                   899,499
  Due to affiliates                                                      61,257
  Deferred revenues - software consignment sales,
    net of discount of $2,973                                             4,470
  Accounts payable and accrued expenses                                 326,182
                                                                    -----------
        Total current liabilities                                     1,391,408
                                                                    -----------

Other liabilities:
  Due to BioNeutral                                                      50,000
  Note Payable-Private Placement, net of discount
    of $125,333                                                         497,667
                                                                    -----------
        Total other liabilities                                         547,667

Commitments and contingencies

Stockholders' equity:
  Common stock - $.0001 par value
    Authorized  - 250,000,000 shares
    Issued and outstanding -37,022,556                                    3,702
  Additional paid-in capital                                          7,802,030
  Deferred compensation                                                (659,796)
  Accumulated deficit                                                (6,946,286)
                                                                    -----------
        Total stockholders' equity                                      199,650
                                                                    -----------

        Total liabilities and stockholders'
          equity                                                    $ 2,138,725
                                                                    ===========

                 See notes to consolidated financial statements

                        SEARCHHELP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    For the Year       For the Year
                                                       Ended              Ended
                                                 December 31, 2005  December 31, 2004
                                               ------------------   ------------------
Revenues
  Imaging Products                             $        1,702,128   $               --
   Software                                                26,901                  666
     Less Discount on software sales                       (6,045)                  --
                                               ------------------   ------------------
   Total Revenues                                       1,722,984                  666
                                               ------------------   ------------------

  Cost of Revenues
    Imaging products                                    1,647,213                   --
     Software                                               4,167                   --
                                               ------------------   ------------------
   Total Cost of Revenues                               1,651,380                   --
                                               ------------------   ------------------

Gross Profit                                               71,604                  666
                                               ------------------   ------------------

Operating expenses:
  Selling                                                 134,653              161,084
  Web site costs                                           41,177               64,704
  Software development costs                                   --               81,200
  General and administrative                            1,554,034              741,170
  Depreciation and amortization                           166,375              128,703
  Write off of asset for impairment                     1,750,000
                                               ------------------   ------------------
Total operating expenses                                3,646,239            1,176,861
                                               ------------------   ------------------

Loss from operations                                   (3,574,635)          (1,176,195)
                                               ------------------   ------------------

Other expenses:
  Interest                                                209,794                2,835
  Interest - related party                                 37,511                8,000
   Other (income) expenses                                (48,468)                  --
  Amortization of deferred financing costs                  6,853                   --
  Loss on disposal of equipment                                --               13,205
                                               ------------------   ------------------
Total other expenses                                      205,690               24,040
                                               ------------------   ------------------

Net Loss                                       ($       3,780,325)  ($       1,200,235)
                                               ==================   ==================

Per share data:
  Loss per share - basic and dilutive                    ( $ .12)             ( $ .04)
                                               ==================   ==================

Weighted average number of shares outstanding          31,957,004           26,801,275
                                               ==================   ==================

                 See notes to consolidated financial statements.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2005

                                                                                           Deficit
                                                                                         Accumulated                     Total
                                                    Common Stock          Additional       in the                    Stockholders'
                                             -------------------------      Paid-In      Development     Deferred   Equity (Capital
                                                Shares         Amount       Capital         Stage        Deficit       Deficiency)
                                             ------------   ----------   ------------    -----------   ----------   ---------------
Balance at January 1, 2004                     21,397,000   $    2,140   $  1,928,463    $(1,965,726)  $       --   $       (35,123)
Issuance of securities as partial
  payment for license:
    Common stock                                2,300,000          230        574,770             --                        575,000
    Warrants to acquire 2,300,000 shares                                      575,000             --                        575,000
Net proceeds from sale of securities            4,078,000          407        976,047             --                        976,454
Compensatory value of stock options
  issued for services rendered                                                290,000             --                        290,000
Compensatory value of common stock
  issued to Advisory Board Members                130,000           13         90,987             --                         91,000
Compensatory value of stock options
  issued to Advisory Board Members                                              3,309             --                          3,309
Issuance of common stock options
to non employee directors                                                     187,500             --                        187,500
Stockholder's loans converted
to common stock                                   580,033           58        152,950                                       153,008
Officers' salaries waived                                                      37,500                                        37,500
Net loss (Restated)                                    --           --             --     (1,200,235)          --        (1,200,235)
                                             ------------   ----------   ------------    -----------   ----------   ---------------
Balance at December 31, 2004                   28,485,033        2,848      4,816,526     (3,165,961)          --         1,653,413

Officers waiver of salaries                            --           --         49,222                                        49,222
Cancellation of Advisory Board common stock       (90,000)          (9)       (64,179)                                      (64,188)
Common stock issued to a director                 200,000           20         49,980                                        50,000
Compensatory value of stock options                    --
  issued for services rendered by an officer                                  131,000                                       131,000
Intrinsic value of stock options                       --
  issued per employment contracts                      --           --        840,000                    (659,796)          180,204
Net proceeds from sale of securities              860,000           86        214,914                                       215,000
Common stock issued for ETP purchase            4,000,000          400        999,600                                     1,000,000
Common stock issued for services                  130,000           13         40,312                                        40,325
Compensatory value of stock options                    --
  issued for services rendered                         --                      20,500                                        20,500
Compensatory value of the exercise                     --
  of warrants - BNC & ECT                       1,637,523          164           (164)            --
Common stock issued for AAA purchase            1,500,000          150        374,850                                       375,000
Issuance of securities as partial                      --           --             --             --
  payment for settlement:                         300,000           30         23,970             --           --            24,000
 Discount on debt                                      --           --        301,069                                       301,069
Compensatory value of stock options                    --
  issued to Advisory Board Members                     --           --          4,430                                         4,430

  Net loss                                             --           --             --     (3,780,325)          --        (3,780,325)
                                             ------------   ----------   ------------    -----------   ----------   ---------------
Balance at December 31, 2005                   37,022,556   $    3,702   $  7,802,030    $(6,946,286)  $ (659,796)  $       199,650
                                             ============   ==========   ============    ===========   ==========   ===============

                 See notes to consolidated financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      For the Year         For the Year
                                                                         Ended                Ended
                                                                   December 31, 2005    December 31, 2004
                                                                  ------------------   ------------------
Cash flows from operating activities:
  Net loss                                                        ($       3,780,325)  ($       1,200,235)
                                                                  ------------------   ------------------
  Adjustments to reconcile net loss to
      net cash used in operating activities net of acquisition:
    Compensatory element of stock options, employees & Directors             350,667               45,500
    Compensatory element of stock options- others                             84,825                   --
    Depreciation                                                                 453                1,457
    Bad debt provision                                                        37,955                   --
    Amortization of deferred financing costs                                   6,853                   --
    Amortization of software development costs                               124,787              127,246
    Amortization of intangible assets                                         41,135
    Amortization of consulting costs                                              --               76,545
    Amortization of beneficial conversion and warrants                       175,736                   --
    Write off ECT of License for impairment                                1,750,000                   --
    Loss on disposal of equipment                                                 --               13,205
    Increase (decrease) in cash flows as a result of changes
        in asset and liability account balances:
      Accounts receivable                                                    173,095                  286
      Inventory                                                              (29,904)                  --
      Prepaid expenses                                                       125,161              (17,921)
      Deferred revenue                                                      (318,984)                 380
      Due to affiliates                                                      (36,179)                  --
      Due to placement agent                                                      --               (1,700)
      Due to stockholders                                                    (66,642)             211,641
      Security deposits                                                       (4,000)                  --
      Accounts payable and accrued expenses                                  366,710              228,986
                                                                  ------------------   ------------------
  Total adjustments                                                        2,781,668              685,625
                                                                  ------------------   ------------------

Net cash used in operating activities                                       (998,657)            (514,610)
                                                                  ------------------   ------------------

Cash flows from investing activities:
  Equipment purchases (sales)                                                     --                2,600
  Purchase of software                                                       (59,866)                  --
  Deferred license fee                                                            --             (800,000)
  Acquisition  expenses less cash acquired                                   (41,984)                  --
                                                                  ------------------   ------------------
Net cash used in investing activities                                       (101,850)            (797,400)
                                                                  ------------------   ------------------

Net cash used in operating and investing activities                       (1,100,507)          (1,312,010)
                                                                  ------------------   ------------------

                 See notes to consolidated financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

                                               For the Year         For the Year
                                                  Ended                Ended
                                            December 31, 2005    December 31, 2004
                                           ------------------   ------------------
Net cash used in operating and
  investing activities brought forward             (1,100,507)          (1,312,010)
                                           ------------------   ------------------

Cash flows from financing activities:
  Proceeds from bank                                      550               35,000
  Deferred financing costs                            (54,200)                  --
  Loans from officer/shareholders                     454,500               25,000
  Payments on short term debt                         (13,827)                  --
  Proceeds from notes payable, less
    finance costs                                     623,000                   --
  Proceeds from sale of common stock                  215,000              982,669
                                           ------------------   ------------------
Net cash provided by financing activities           1,225,023            1,042,669
                                           ------------------   ------------------

Net increase (decrease) in cash                       124,516             (269,341)

Cash at beginning of period                             2,459              271,800
                                           ------------------   ------------------

Cash at end of period                      $          126,975   $            2,459
                                           ==================   ==================

Supplemental disclosures of cash flows information:
Cash payments made during period for:

  Interest                                 $           34,049   $            2,170
                                           ==================   ==================

Supplemental non cash investing and financing activity:

Common stock issued for acquisition of ETP       $  1,000,000   $          --
                                                 ============   =============
Common stock issued for intangible assets
  acquired from AAA                              $    375,000   $          --
                                                 ============   =============


                 See notes to consolidated financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

                                                   December 31, 2005   December 31, 2004
                                                  ------------------  ------------------
Supplemental schedules of noncash operating,
investing and financing activities:

    Common stock issued for services rendered     $           90,325  $           91,000
                                                  ==================  ==================

    Stockholder loans converted to common stock   $               --  $          153,008
                                                  ==================  ==================

    Issuance of stock options as partial payment
      for software                                $               --  $          290,000
                                                  ==================  ==================

    Issuance of common stock options for
      services rendered                           $          131,000  $          190,809
                                                  ==================  ==================

    Issuance of common stock and
      common stock warrants for license           $               --  $        1,150,000
                                                  ==================  ==================

    Officers' salaries waived                     $           49,222  $           37,500
                                                  ==================  ==================

    Beneficial conversion feature                 $          213,119  $               --
                                                  ==================  ==================

    Reclass of BNC payable to debt                $          100,000  $               --
                                                  ==================  ==================

                 See notes to consolidated financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

NOTE  1  -   PLAN OF ORGANIZATION.

            (a) Organization and Presentation of Financial Statements:

                  SearchHelp, Inc. (the "Company") was incorporated in the State of Delaware on September 5, 2001 at which time the founding shareholders subscribed for 6,660,000 shares of the Company's common stock for an aggregate of $6,450. The stock subscriptions were paid in January and February 2002. The Company is a successor to SH Networks.com, Inc., ("SHN"), formerly known as SearchHelp.com, Inc., a New York corporation formed on January 29, 1999. SHN merged into the Company on September 5, 2001 in a transaction in which the shareholders of SHN exchanged all of the capital stock in SHN for 6,616,910 common shares of the Company. The merger was accounted for as a recapitalization. Certain creditors of SHN simultaneously converted their debt of $104,075 into 1,123,090 shares of the Company's common stock ($.09 per share). The Company began to generate revenues in the second quarter of 2005 with the acquisition of E-Top-Pics, Inc. (See Note 5).

                  As part of its strategy to explore other avenues of family safety and well-being, the Company considered the field of indoor air quality ("IAQ") an attractive opportunity. Significant publicity surrounding the increase in the diagnosis of childhood and adult asthma, attributed in part to indoor air allergens, toxins and irritants, led management to this conclusion. The Company formed a subsidiary, Indoor Air Quality Services, Inc., to pursue the IAQ business and identified the remediation of toxic mold as its first investment in the IAQ space. The Company planned to pursue two aspects with respect to mold: (1) providing definitive products for identifying household mold and (2) providing effective solutions for mold remediation. In 2005, management subsequently decided to suspend its IAQ activities and to concentrate its efforts on producing and selling its software product line.

                  On June 8, 2005, SearchHelp, Inc. purchased 100% of
            E-Top-Pics, Inc., ("ETP"), common stock in exchange for four million shares of SearchHelp, Inc. restricted common stock. ETP was incorporated in the state of Massachusetts, on June 30, 2002. Upon the acquisition, which was accounted for as a purchase, ETP became a wholly owned subsidiary of SearchHelp, Inc. ETP is a company focused on marketing and distribution of specialty branded disposable cameras, film and accessories. ETP has entered into licensing and royalty agreements with various companies to facilitate the sale of these products. This acquisition has taken the Company out of the development stage.

                  On November 4, 2005, the Company concluded an exchange
            agreement with Amber Alert Agent, Inc., ("AAA") and the former stockholders of AAA. (See Note 6). The Company issued 1,500,000 restricted shares of its common stock in exchange for 100% of AAA capital stock. The stock is being held in escrow until the delivery of the product and services are provided to the Company. The Company has accounted this transaction as an asset acquisition valued at $375,000 ($0.25 x 1,500,000 shares) and has reflectd the consideration paid as software development cost on the consolidated balance sheet.

                  The accompanying financial statements have been prepared
            assuming that the Company will continue as a going concern. As shown in the financial statements, the Company had net losses of $3,780,325 and $1,200,235 for the years ended December 31, 2005 and 2004. In addition, as of December 31, 2005, the Company has negative working capital of $1,002,169 and an accumulated deficit of $6,946,286.

                  The Company's performance raises substantial doubt about the
            Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. The plan includes, among other things, developing and selling products and services oriented towards improving family safety and well being.

                  Since the Company had not generated significant revenues until the quarter ending June 30, 2005, if the Company does not generate substantial revenues from the sales of its products in an amount necessary to meet its cash needs, the Company would need additional financing to continue to operate. As the Company increases sales from its products and services, the Company expects to increase cash flows from operations. In July 2005, management began a private placement to raise additional funds by issuing convertible notes with an attached warrant. On December 8, 2005, the Company closed this offering and began a new one on December 19, 2005, offering the same securities on substantially the same terms as the prior offering. This offering gave a placement agent an exclusive 45 day period to sell the offering. The commission charged on these two offerings changed from 10% to 8%. As of December 31, 2005, the Company has raised a gross amount of $623,000 by soliciting accredited investors from both offerings.


            (b) Principal Business Activities:

                  The Company is focused on utilizing new and emerging
            technology to develop products and services oriented toward improving family safety and well-being, primarily but not exclusively in the home, having shifted its primary focus from providing small businesses with online forums. The Company intends to continue to develop software intended to keep children safe while online, and its more expanded purpose will be to seek out emerging technologies, products and services that exhibit significant promise of improving family safety and well being and to participate in their development and marketing.

                  The Company has two existing software products, Sentry At Home and Sentry Remote. The Sentry products were developed to keep children safe while online. On November 4, 2005, the Company purchased Amber Alert Agent, Inc. ("AAA") which owns the intellectual properties of the Company's newest software product, Sentry Predator Locator.

                  ETP is be primarily responsible for selling the Company's
            Sentry software products as well as continuing to bring in revenue from already established imaging product channels. ETP did not to renew its license agreements with various NASCAR racing teams and/or drivers to manufacture and or distribute one time use cameras and is focusing its attention on selling the Sentry software products instead. In addition, ETP has not renewed its three-year lease of a Sky Box at Fenway Park.

NOTE 2 - SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES:

            (a) Basis of Presentation:

                  The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements for the year ended December 31, 2005, include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation. Results of operations include ETP from the date of acquisition.

            (b) Revenue Recognition:

                  The Company recognizes revenues in accordance with accounting principles generally accepted in the United States of America. Imaging product revenue is derived from various sources which are described as follows: (i) Royalty income is recognized when earned according to the terms of the various license agreements; (ii) Revenues in the form of direct sales of merchandise are recognized when title passes; (iii) Commissions from the on-line sale of sponsor products are recognized at the date of shipment; (iv) Revenue from the sales of software is recognized when proof of sale to the end user is provided by the retailer.

            (c ) Use of Estimates:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

            (d) Earnings Per Share:

                  The Company utilizes Statement of Financial Accounting
            Standards No. 128, "Earnings Per Share". Basic earnings per share is calculated on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented separately as it is anti-dilutive. The potentially dilutive securities (options and warrants) outstanding and which are excluded are 14,186,090 and 7,623,390 for the years ended December 31, 2005 and 2004, respectively.

            (e) Stock Based Compensation:

                  The Company used the intrinsic value method to account for options granted to employees for the purchase of common stock as per Accounting Principles Board Opinion No.25 "Accounting for Stock Issued to Employees" ("APB 25"). The Company discloses the pro forma effect of accounting for stock options under the fair value method as prescribed in SFAS No. 123, "Accounting for Stock-Based Compensation" ("FASB 123"). For transactions with non employees in which goods and services are the consideration received for the issuance of common stock, the Company accounts for these as the fair value of the common stock issued or the fair value of the consideration received whichever is more reliably measurable at the date the options are issued. This is in accordance with FASB 123 and EITF 96-18, "Accounting for equity investments that are issued to other than employees for acquiring or in conjunction with selling goods or services." The Company will adopt SFAS 123 (R) as required as of January 1, 2006.

            (f) Advertising Costs:

                  The Company expenses ordinary advertising and promotion costs as incurred. Advertising and promotion costs were $45,990 and $22,321 for the years ended December 31, 2005 and 2004, respectively.

            (g) Software Research and Development Costs:

                  Research and development costs are expensed as incurred in accordance with the provisions of SFAS No. 86, "Accounting for the costs of computer software to be sold or otherwise marketed." Software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. The Company intends to release its products as soon as possible after technological feasibility has been established. As a result, costs subsequent to achieving technological feasibility should not be significant and all software development costs will be expensed. For the year ended December 31, 2005, the Company capitalized $425,000 of software development costs for its new product Sentry Predator Locator and for the year ended December 31, 2004, the Company incurred $81,200 of development costs which was charged to operations. The software costs are amortized on a straight line basis over the estimated useful life of three years. Amortization expense for the years ended December 31, 2005 and 2004 was $124,787 and $81,200, respectively. Amortization expenses for 2006, 2007, 2008 and 2009 are estimated to be $187,900, $187,900, $158,333 and
            $32,133, respectively.

            (h) Cash Equivalents:

                  For purposes of the consolidated statements of cash flows, the
            Company considers all highly liquid investments with a remaining maturity of three months or less, when purchased, to be cash equivalents.

            (i) Fair Value of Financial Instruments:

                  The carrying amounts of accounts receivable, inventory, and accounts payable and accrued expenses approximates fair value due to the short term nature of these financial instruments. The carrying value of due to shareholders reflects fair value as the terms reflect market conditions at each balance sheet date. The fair value of convertible notes is not determinable due to the terms of the notes.

            (j) Concentration of Credit Risk:

                  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

                  The Company from time to time may maintain cash balances,
            which exceed the Federal Depository Insurance Coverage limit. The Company performs periodic reviews of the relative credit rating of its bank to lower its risk.

            (k) Inventories:

                  The Company's inventory consists of software packaged products and is valued at lower of cost or market price. Cost is determined on a FIFO basis.

            (l) Goodwill:

                  Under the provisions of SFAS No. 142, "Goodwill and Other
            Intangible Assets", goodwill is to be tested for impairment at least annually at the reporting unit level. To accomplish this, the Company determined the fair value of the reporting unit and compared it to the carrying amount of the reporting unit at the balance sheet date. No impairment charges resulted from this evaluation for the year ended December 31, 2005 since the fair value of the reporting unit exceeded the carrying amount.

            (m) Intangible assets and Amortization:

                  The Company's intangible assets as of December 31, 2005
            consisted of:

                                      Accumulated              Estimated
                            Gross    Amortization      Net       Life
                          --------   ------------   --------   ---------
Customer Relationship     $620,000   $     34,790   $585,210    10 years
Licenses                     4,700          4,700         --          --
Not to compete covenant      8,800          1,646      7,154     3 years
                          --------   ------------   --------
Total                     $633,500   $     41,136   $592,364
                          ========   ============   ========

                  Intangible assets subject to amortization are amortized on a straight-line basis over their estimated useful lives. The amortization expense for 2005 was $41,134. Amortization expense for 2006, 2007, 2008, 2009 and 2010 is estimated to be $64,900, $64,900,
            $64,900, $62,000 and $62,000, respectively.

            (n) Deferred Financing Costs:

                  The Company incurred financing costs related to its
            borrowings. Such costs are deferred and amortized generally by the interest method over the life of the underlying borrowings. In case the amount is repaid before maturity, the related unamortized amount is written off to the statement of operations. The Company amortized $6,853 and $0 of deferred financing costs for the years ended December 31, 2005 and 2004.

            (o) Recently Issued Accounting Pronouncements:

                  In December 2004, the FASB issued a revision of SFAS No. 123
            "Share-Based Payment" (No. 123R). The statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. The statement does not change the accounting guidance for share-based payments with parties other than employees. The statement requires a public entity to measure the cost of employee service received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exception). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). A public entity will initially measure the cost of employee services received in exchange for an award of a liability instrument based on its current fair value; the fair value of that award will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation over that period. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of these instruments. The Company will comply with this statement beginning January 1, 2006. The adoption of this pronouncement is expected to impact the results of operations of the Company. However , the extent of the impact is not known at this time.

                  In May 2005, FASB issued FASB Statement 154, "Accounting
            Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3" (" FAS 154"). FAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. The provisions of FAS 154 require, unless impracticable, retrospective application to prior periods' financial statements of (1) all voluntary changes in principles and (2) changes required by a new accounting pronouncement, if a specific transition is not provided. FAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. FAS 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005. The Company is not able to estimate the impact of this pronouncement on future periods at this time.

NOTE 3 - STOCK OPTION PLAN:

            On December 15, 2003, the Company's stockholders ratified the SearchHelp, Inc. 2004 Stock Plan ("Plan") which became effective January 1, 2004. Under the Plan, 1,500,000 shares of the Company's common stock are reserved for issuance to employees (including officers), directors and consultants upon exercise of options, stock awards, and stock purchase rights. Options intended to qualify as incentive stock options ("ISO") under Section 422(b) of the Internal Revenue Code of 1986 are to be granted to employees only at an exercise price not less than 100% of the fair market value of the Company's common stock at date of grant except for employees holding more than 10% of the Company's common stock whose option price shall be 110% of fair market value at date of grant. Options, stock awards and purchase rights not intended to qualify as ISOs may be granted to employees, officers, directors and consultants to the Company. The minimum exercise price of non-qualified options shall be not less than the minimum legal consideration required under the laws of jurisdiction where the Company was organized. The number of shares granted, terms of exercise, and expiration dates are to be decided at the date of grant of each option, award and purchase right by the Company's Compensation Committee of the Board of Directors. The maximum term of an ISO is five (5) years and ten (10) years for a non-qualifying options. The Plan will terminate on December 31, 2014 unless sooner terminated by the Board of Directors.

            On April 21, 2005, options to acquire an aggregate of 360,000 shares of common stock were granted under the plan to employees, officers and directors of the Company, at exercises prices ranging from $0.27 to $0.46.

            On September 26, 2005, options to acquire an aggregate of 100,000 shares of common stock were granted under the plan, to an employee at an exercise price of $0.46. These options were issued at the average of the bid and ask of our common stock on the date of grant.

            On December 7, 2005, options to acquire an aggregate of 100,000 shares of common stock were granted under the plan, to an employee at an exercise price of $0.39. These options were issued at the average of the bid and ask of our common stock on the date of grant.

            In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123" (SFAS No. 148). SFAS No. 148 provides alternative methods of transition for companies making a voluntary change to fair value-based accounting for stock-based employee compensation. The Company continues to account for its stock option plan under the intrinsic value recognition and measurement principles of APB Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations. Effective for interim periods beginning after December 15, 2002, SFAS No. 148 also requires disclosure of pro-forma results on a quarterly basis as if the Company had applied the fair value recognition provisions of SFAS No. 123. Such proforma results are given below.

                                                        For the Years Ended
                                                            December 31,
                                                    ---------------------------
                                                        2005           2004
                                                    ------------   ------------
Net loss as reported                                ($ 3,780,325)  ($ 1,200,235)
Add:  Total stock-based employee compensation
  expense determined under APB 25.                       232,204             --

Deduct: Stock based compensation
  Based on fair value.                                  (205,215)       (48,099)
                                                    ------------   ------------
Net loss pro forma                                  ($ 3,753,336)  ($ 1,248,334)
                                                    ============   ============
Basic & diluted loss per share as
reported                                            ($      0.12)  ($      0.04)
Basic & diluted loss per share
pro forma                                           ($      0.11)  ($      0.05)

                  The fair value of stock options used to compute pro forma net income and earnings per share disclosures is the estimated value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: For the year ended December 31, 2005, the expected dividend yield of 0%; expected volatility of 40.8%; a risk free interest rate ranging from 4.14% to 6.0%. The expected option life ranges from 2 to 5 years. For the year ended December 31, 2004 the expected dividend yield of 0%; expected volatility of 200.0% and a risk free interest rate of 6.0%. These options have and expected option life of 5 years.

            The following table summarizes the status of all the Company's stock options outstanding and exercisable for the years ended December 31, 2005 and 2004.

                                                         Weighted       Weighted
                                                         Average       Average
                                            Number      Exercise        Fair
ISOs                                      Of Shares      Price          Value
                                        ------------  ------------  ------------
Options outstanding, December 31, 2003             0
Granted                                      695,590      $0.49         $0.47
Exercised                                          0
Cancelled                                    (20,000)     $0.25         $0.25
                                        -------------  -----------  ------------
Options outstanding, December 31, 2004       675,590
Granted                                      560,000      $0.33         $0.33
Exercised                                    (35,000)     $0.47         $0.47
Cancelled                                     (7,500)     $0.70         $0.70
                                        -------------  -----------  ------------
Options outstanding, December 31, 2005     1,193,090      $0.41         $0.41
                                        =============  ===========  ============

            As of December 31, 2005, the Plan has 306,910 shares available for grant and none of the outstanding options have been exercised.

                                                        Weighted       Weighted
                                                         Average       Average
                                            Number      Exercise        Fair
Non-ISOs                                  Of Shares      Price          Value
                                        ------------  ------------  ------------
Options outstanding, December 31, 2003             0
Granted                                    1,570,000      $0.45         $0.45
Exercised                                          0
Cancelled                                          0
                                        ------------  ------------  ------------
Options outstanding, December 31, 2004     1,570,000      $0.45         $0.45
Granted                                    5,560,000      $0.21         $0.36
Exercised                                          0
Cancelled                                          0
                                        ------------  ------------  ------------
Options outstanding, December 31, 2005     7,130,000      $0.26         $0.26
                                        ============  ============  ============


                                           Weighted         Weighted                        Weighted
            Range of        Options         Average         Average         Options         Average
            Exercise      Outstanding      Remaining        Exercise      Exercisable       Exercise
             Prices       at 12/31/05         Life           Price        at 12/31/05         Price
         --------------  --------------  --------------  --------------  --------------  --------------
ISO      $0.25 - $0.77      1,193,090     3.886 years    $         0.41      654,340     $         0.43
Non-ISO  $0.20 - $0.70      7,130,000     4.096 years    $         0.26    3,341,667     $         0.27

NOTE 4 - ASSET IMPAIRMENT

            ECT LICENSE


            On February 3, 2004, the Company entered into a Participation Agreement with Environmental Commercial Technology Corp. ("ECT"). ECT held the rights to market a product, an organic compound, intended for the prevention of the growth of mold and fungus. The Company received the right to receive 5% of the gross revenue from the sale of the product. In return, the Company provided development capital of $500,000 plus an additional payment of $100,000 due August 2004. The Company was to also provide consulting services in connection with the marketing and sales of the product for a 5 1/2-year term. As additional consideration, the Company also granted ECT and its parent company, BioNeutral Laboratories Corporation USA, ("BNC") a total of 2,300,000 shares of the Company's common stock, 1,725,000 shares to BNC and 575,000 to ECT, and warrants to purchase up to 2,300,000 shares of the Company's common stock.

            The fair value paid for the Participation Agreement aggregated $1,950,000 of which a total of $600,000 was to be in cash and the balance was the fair value of the securities issued and was included in the financial statements for 2004 as the cost of the license. The fair value of the common shares issued of $575,000 was determined by the selling price of the Company's unregistered restricted common stock on the transaction date of $0.25 per share. The fair value of the warrants using the Black-Scholes pricing method with a 6% risk-free interest rate and 200% volatility is $575,000. The estimated registration costs to be borne by the Company are $200,000 and were included in accounts payable and accrued expenses for 2004.

            On October 20, 2005, the Company entered into a Settlement Agreement with BNC. In lieu of the $100,000 payment originally due August 2004, the Company will pay to BNC a total of $100,000 in two installments of $50,000 due on October 20, 2006 and 2007, which may be accelerated when BNC files an application with the United States Environmental Protection Agency ("EPA") covering the compound and when such application is approved. BNC exercised its warrant to purchase 1,725,000 shares at a purchase price of $.12 per share of the Company's restricted common stock on a cashless basis, which resulted in the issuance of 1,097,727 common shares. On November 21, 2005, a transferee from ECT exercised ECT's warrant for 575,000 shares of the Company's common stock on a cashless basis for an exercise price of $0.03 per share and, as a result, the Company issued 539,796 shares of common stock.

            These shares have piggyback registration rights. BNC is required to provide the Company information by way of quarterly updates concerning the status and filing of its application with the EPA, as well as a copy of the approval by the EPA.

            At December 31, 2005, the Company was unsatisfied with the information from BNC relating to the status of the application of the compound with the EPA or any sales projections for the product. Management concluded that the value of the license was 100% impaired. Based on this conclusion, the Company charged 2005 operations for $1,750,000 for 100% impairment of the ECT License that had been carried as an asset. In conjunction with this, on February 27, 2006, SearchHelp commenced an action in the Supreme Court of the State of New York, New York County, against ECT and BNC. The lawsuit seeks remedies in connection with the Participation Agreement and related Settlement Agreement. The complaint alleges that BNC and ECT failed to perform their obligations to develop the compound and to make such compound marketable by registering it with the EPA.

            In such lawsuit, the Company seeks at least $1 million in compensatory and exemplary damages plus court costs and disbursements based on theories of breach of contract, breach of fiduciary duty and unjust enrichment. Other remedies sought include rescission of both agreements and an injunction against the sale of 300,227 shares of SearchHelp's common stock still held at such time by BNC. The court denied the Company's application for a preliminary injunction. As of the date of this report, the Company is in settlement negotiations with BNC.

NOTE 5 - ACQUISTION OF E-TOP-PICS, INC.

            SearchHelp, Inc. completed its acquisition of E-Top-Pics, Inc., pursuant to the terms of a Stock Purchase Agreement dated as of June 8, 2005. SearchHelp acquired 100% of the capital stock of E-Top-Pics, Inc. in exchange for 4 million shares of SearchHelp restricted common stock for an aggregate purchase price of $1 million which is the aggregate fair value of 4 million shares at $0.25 per share.


            The following table summarizes the estimated fair values of the assets acquired and liabilities assumed:

                     Current assets             $  639,315
                     Property and equipment          1,736
                     Goodwill                    1,169,581
                                                ----------
                     Total assets acquired       1,810,632
                                                ----------
                     Current liabilities           408,340
                     Long term liabilities         322,954
                                                ----------
                     Total liabilities assumed     731,294
                                                ----------

                     Net assets acquired        $1,079,338
                                                ==========

             There was additional $79,274 for accounting and legal expenses directly related to the acquisition. Goodwill will be measured for potential impairment on at least an annual basis as required under SFAS 142.

            On acquisiton, the excess of consideration paid and expenses incurred over the fair value on net assets acquired was recorded as good will pending a formal valuation. Subsequently, the Company hired an independent valuation company to review the goodwill from the ETP purchase for asset allocation required under SFAS 141. The valuation company allocated the goodwill of $ 1,169,581 to the following assets:


                      Customer Relationships   $  620,000
                      Covenant not to compete       8,800
                      NASCAR Licenses               4,700
                      Goodwill                    536,081
                                               ----------

                      Total ETP Assets         $1,169,581
                                               ==========

            (See note 2 (i) for information on cost and amortization of these intangible assets.)



            The following unaudited pro forma information presents a summary of consolidated financial results of operations of the Company and ETP as if it had occurred on January 1, 2004, the beginning of the earliest period presented.


                                            ---------------------------
                                                     For the
                                                    Year Ended
                                                   December 31,
                                                  --------------
                                                2005           2004
                                            ------------   ------------
        Revenues                            $  2,169,953   $    235,803

        Net Loss                              (3,739,587)    (1,293,512)
        Loss per share - basic and diluted  $      (0.12)  $      (0.04)
                                            ------------   ------------

            The number of common shares outstanding used to calculate pro forma earnings per share have been adjusted to include the 4 million shares issued in the acquisition of ETP, as if these shares had been outstanding as of the beginning of the earliest period presented.


NOTE 6 - ACQUISTION OF AMBER ALERT INC.

            On November 4, 2005, the Company concluded an exchange agreement with Amber Alert Agent, Inc., ("AAA") and the former stockholders of AAA. The Company issued 1,500,000 restricted shares of its common stock in exchange for 100% of AAA capital stock. The stock is being held in escrow until the delivery of the product and services are made to the Company. The Company has accounted for this transaction as an asset acquisition valued at $375,000 ($0.25 x 1,500,000 shares), and has reflected the consideration under software development costs on the consolidated balance sheet. Amber Alert Development, a company owned by the former shareholders of AAA, is completing the Company's newest product "Sentry Predator Locator". This product is scheduled to be completed in May 2006. The Company is paying $25,000 for six months, a total of $150,000, to Amber Alert Development to change the product to the look and feel of the Company's Sentry product line. The Company will also pay $1,000 per month for testing of the product. The Company will own the intellectual property rights for the product and will split any net profits earned from the sale of the product, in equal parts with Amber Alert Development for three years. If the former stockholders of AAA help the Company raise funds in excess of $300,000, they will also be entitled to half of those funds, up to $100,000. In addition, the Company has reserved an aggregate of 51,000 shares for future issuance to the former stockholders of AAA as non-compete consideration.

NOTE 7 - SOFTWARE DEVELOPMENT COSTS.

            For the year ended December 31, 2005, the Company capitalized $425,000 of software development costs for its new product Sentry Predator Locator. These costs, totaling $425,000, will begin to be amortized when the product is ready for sale. For the year ended December 31, 2004, the Company incurred $81,200 of development costs which was charged to operations. The capitalized software costs are amortized on a straight line basis over the estimated useful life of three years. Amortization expense for the years ended December 31, 2005 and 2004 was $124,787 and $127,246, respectively. Amortization expenses for 2006, 2007, 2008 and 2009 (including the costs related to Sentry Predator Locator) are estimated to be $187,900, $187,900, $158,333 and $32,113, respectively.

NOTE 8 - NOTES PAYABLE - BANK.

            The Company has a $50,000 revolving line of credit with a bank. Interest on borrowings is charged at 2.25% above the bank's prevailing prime rate (9.38% at December 31, 2005). Interest of $4,274 and $2,152 was charged to operations for the years ended December 31, 2005 and 2004, respectively. At December 31, 2005, $50,000 of the line has been utilized. The debt is guaranteed personally, by the CEO of the Company and is collateralized by marketable securities which he owns which had a fair market value of approximately $20,650 at December 31, 2005.

NOTE 9 - NOTES PAYABLE - PRIVATE PLACEMENT.

            On July 12, 2005, the Company began a private placement to accredited investors of units ("Units"), consisting of (a) a 10% convertible note and (b) warrants to purchase 10,000 shares of common stock, par value $0.0001 per share exercisable at $0.50 per share, for $10,000 per Unit. The convertible notes mature in two years from the date of issue, if not converted earlier. The Notes are currently convertible at any time at the option of the holder into Common Stock at the conversion rate of $0.40 per share. The Company closed this offering on December 8, 2005 and began a new offering on December 19, 2005, offering the same securities on substantially the same terms as the prior offering, except for an exclusive placement agent provision for 45 days and a change in the fee structure (instead of 10% commission the placement agent received 8% commission and placement warrants). The Company has raised a gross amount of $623,000 for the year ended December 31, 2005 from the combined offerings. The Company allocated the proceeds received between the debt and the warrant upon their relative fair values. The warrant value was $87,950. The resulting discount is accreted over a two year period, the life of the note, using the effective interest method. If the debt is converted earlier then the maturity date, the unamortized amount will be charged to operations at that time. For the year ended December 31, 2005, accreted interest of $11,821 was charged to operations. When comparing the fair value of the notes to the note value there was a beneficial conversion feature of $213,119. The resulting discount was amortized using the straight line method to January 31, 2006, which was the earliest date at which conversion could occur. For the year ended December 31, 2005, interest expense of $163,915 was charged for the beneficial conversion feature. For the year ended December 31, 2005, an aggregate of $175,736 was charged to interest expense. As reflected on the balance sheet at December 31, 2005, the note value, net of discount, was $497,667. As of April 10, 2006, subsequent to the balance sheet date, the total raised from these private placements aggregated gross proceeds of $1,460,000.

NOTE 10 - SUBSIDARY LINE OF CREDIT.

            On September 15, 2005, E-Top-Pics, Inc., a wholly owned subsidiary of the Company ("ETP") entered into an Accounts Receivable Purchase Agreement with Commercial Capital Lending, LLC., ("CCL") whereby ETP will tender to CCL for purchase pursuant to the Agreement certain of its Accounts (as defined under the Uniform Commercial Code) by delivering to CCL copies of certain invoices intending the Accounts generated by ETP. Upon examination of such Accounts, CCL will have the option to purchase all of ETP's rights, title and interest in the same. The Agreement is for $3,000,000 revolving line of credit and has a term of one year, but will continue automatically thereafter unless terminated by either party. As December 31, 2005, the Company has not utilized this line of credit and has incurred fees of $3,000 in set up fees.


NOTE 11 - DUE TO/FROM STOCKHOLDERS AND AFFILIATES.

            (a) Due to stockholders

            At December 31, 2005, the Company was indebted to its CEO, William Bozsnyak, in the amount of $754,500 for working capital advances made to the Company. This includes loans made in the amount of $581,500 to ETP which enabled ETP to fund purchases for cameras and film. For the years ended December 31, 2005 and 2004, interest expense was charged in the amounts of $45,511 and $8,000 respectively. The interest rate used in this calculation is the same interest rate paid to the Company's short term lender under the revolving line of credit described in Note 8.

            Under the terms of their respective employment contracts, Debbie Seaman, the Company's former President, and Mr. Bozsnyak are owed $27,640 and $59,999, respectively, for unpaid wages earned through September 30, 2004. Commencing on October 1, 2004, Ms. Seaman and Mr. Bozsnyak both have waived all future salary under their contracts until such time as the Company's cash flow can sustain such payments. The cumulative salaries waived through December 31, 2004 were $37,500. For the year ended December 31, 2005, $49,222 in salaries were also waived. Operations were charged with a corresponding increase to additional paid-in capital. In May 2005, Mr. Bozsnyak entered into a new employment agreement and has been receiving his salary thereunder.

            The Company also owed Mr. Bozsnyak $39,481 in accounts payable at December 31, 2005, for online advertising he did on behalf of the Company.

            The Company owed the President of the Company, $1,128 for unreimbursed expenses, at December 31, 2005.

            The Company's former securities counsel, a shareholder, is owed $ 13,976 and $ 22,663 for unpaid legal services at December 31, 2005 and 2004 respectively.

            For the year ended December 31, 2005, the Company owed $2,775 to the chairman of the audit and compensation committees, who is a shareholder, per his compensation agreement.

            (b) Due to affiliates

                  The President of ETP has a minority interest in three
            affiliated companies. Based upon cash flow needs, there are loans made to and/or from one of these affiliates as well as from the President of ETP directly. As of December 31, 2005, the Company owed one of these affiliates $61,257.


            (c) Due from affiliate

            The Company outsourced the management of ETP's sky box at Fenway Park to an entity in which the President of ETP is a minority shareholder. As of December 31, 2005, this entity owed the Company $37,955, which is included in accounts receivable and has been fully reserved.

            (d) Affiliate relationship

            ETP has a relationship with an entity, who is also a shareholder and acts as a conduit in the sales process of the FP-100 Fuji Film. This company has an agreement with Fuji to purchase FP-100 film from Fuji at a lower price than ETP can purchase the film. Therefore, ETP pays Fuji directly for the film order, Fuji drop ships the film to ETP's customer and such customer is invoiced by the company. ETP then invoices the company. The company is paid within 30 days by ETP's customer and ETP is paid in 30-45 days from the date of invoice. The risk of loss is borne by ETP for the product until delivery to the customer. Accordingly, such sales are reflected at gross in the consolidated statement of operations for the year ended December 31, 2005.



NOTE 12 - LICENSING AGREEMENTS WITH FUJI PHOTO USA


            The Company through its ETP subsidiary had licensing agreements with certain NASCAR racing teams and/or certain drivers to manufacture and or distribute one time use cameras using the images, trademarks and other intellectual property of the licensors. Fuji entered into a sub licensing agreement with ETP to manufacture and distribute these cameras. Fuji paid ETP a royalty of $0.85 per camera. ETP was responsible for paying a royalty to the drivers racing teams of $.50 per camera.

            Upon the execution and delivery of the license agreements and approval letters, which occurred prior to the acquisition of ETP by the Company, Fuji paid ETP a royalty advance of $200,000 against future royalty payments. ETP recorded that advance as deferred revenue. As Fuji reported the sales of the cameras, ETP recorded a corresponding reduction of deferred revenue. As a result of the above agreement, Fuji was to pay no additional royalties to ETP until the first 235,294 cameras were sold. Sales of cameras were reported to the Company by Fuji on a quarterly basis. The Company then reported to the drivers and made payments which were initially charged against prepaid advances if applicable and royalty expense thereafter. This agreement expired with Fuji on December 31, 2005 and was not renewed.

            The deferred revenue under these agreements was $0 as of December 31, 2005.

            On September 27, 2005, the Company signed a supply agreement with Fuji Photo Film, USA, Inc. to purchase Instax film and cameras. The contract term is for two years and may renew for an additional twelve month period. The Company is obligated to purchase 1.8M packs of film and 180K cameras during the first year of the agreement. The Company is obligated to purchase 4.3M packs of film and 430K Instax cameras by September 30, 2007. If the Company does not make these minimum purchase requirements it is subject to pay Fuji for the portion of the cameras and film under the minimum required at $0.10 per item. If the agreement is renewed the penalty amount is reduced by fifty percent. This agreement may be terminated by either party prior to the expiration date by written notice.

            The Company has determined that the pricing structure under the September 27, 2005 agreement makes it uneconomical for the Company to perform its obligations as originally agreed. The agreement contemplated that this situation might occur and provides certain options to the parties, including a renegotiation of the pricing terms or possible early termination of the agreement. Representatives of the Company met with Fuji in March 2006, subsequent to the balance sheet date, to begin such negotiations, but as of the date of this report the outcome of such discussions had not been determined.

NOTE 13 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES.

                  Accounts payable and accrued expenses consist of the following at:

                                                      December 31
                                                          2005
                                                      -----------
               Professional fees                      $    71,567
               Interest on notes payable                      465
               Consultants                                 14,226
               Accrued Payroll other & payroll taxes      146,073
               Sundry operating expenses                   93,851
                                                      -----------
                                                      $   326,182
                                                      ===========

NOTE 14 - LICENSING AGREEMENT - SKY BOX.

            Through its acquisition of ETP, the Company licensed a Sky Box and certain additional seats for all Fenway Park events. The Company through a managing agent resold these tickets at face value and received an additional management fee for this service as well as an additional fee for any food and beverage consumed. ETP prepaid its license fee and ticket charges prior to the acquisition. Included in the balance sheet at December 31, 2005, Prepaid Expense represents prepayment of next year's ticket fees. At December 31, 2005, this amount aggregated $16,670. The total income from operation of the Sky Box is reflected as other income in the accompanying financial statements and was $48,468 for the year ended December 31, 2005. This license agreement expired on December 31, 2005 and was not renewed.

NOTE 15 - INCOME TAXES.

            The Company does not have any currently payable or deferred federal or local tax benefit. At December 31, 2005 and 2004, the Company had a cumulative net operating loss available to reduce future taxable income amounting to approximately $6,900,000 and 3, 100,000, respectively. These losses expire in various years through 2026. Management is unable to determine if the utilization of the future tax benefit is more likely than not and, accordingly, the asset for federal and local carry forwards of approximately $2,600,000 and $980,000, respectively, have been fully reserved by valuation allowance.

                                            For the Years Ended December 31,
                                      -------------------------------------------
                                               2005                   2004
                                      -------------------------------------------
Loss before income taxes              ($3,780,325)           ($1,200,235)
                                      ===========            ===========
Expected statutory tax benefits        (1,285,311)  -34.0%      (408,100)  -34.0%
Nondeductible expenses                     49,150      1.3%       17,800     1.3%
Net operating loss valuation reserve    1,236,161     33.0%      390,300    32.7%
                                      -----------   ------   -----------   ------
Total tax benefit                     $        --      0.0%  $        --     0.0%
                                      ===========   ======   ===========   ======

            Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income taxes. The components of the deferred tax assets and liabilities are as follows:

                                                              December 31,
                                                       -----------  -----------
                                                           2005         2004
                                                       -----------  -----------
Deferred tax assets:
  Net operating loss deduction                         $ 2,570,000  $ 1,039,000
  Accrued salaries                                          96,000       30,000
                                                       -----------  -----------
        Total assets                                     2,666,000    1,069,000
                                                       -----------  -----------
Deferred tax liabilities:
  Depreciation and amortization                                 --      (87,000)
                                                       -----------  -----------
        Total liabilities                                       --      (87,000)
                                                       -----------  -----------

                                                         2,666,000      982,000
Less:  Valuation allowance                               2,666,000     (982,000)
                                                       -----------  -----------

                                                       ($         ) $        --
                                                       ===========  ===========

NOTE 16 - EQUITY TRANSACTIONS.

            In February 2004, Environmental Commercial Technology Corp. was issued 2,300,000 shares of the Company's common stock and warrants to acquire an additional 2,300,000 common shares at an initial exercise price of $0.33 per share. The fair value of the common stock issued was determined by the selling price of the Company's unregistered restricted common stock on the transaction date of $0.25 per share and amounted to $575,000. The fair value of the warrants using the Black-Scholes pricing method with a 6% risk-free interest rate and 200% volatility was $575,000.

            In May 2004, the Company received $976,455 net proceeds from the sale of 4,078,000 shares common stock.

            On March 26, 2004, the Company issued an option to purchase 500,000 restricted common shares of the Company's stock at a purchase price of $0.62 to a consultant for programming services. The fair value of the option was $290,000.

            In May 2004, three members of the Company's Advisory Board were issued an aggregate of 130,000 shares of the Company's common stock whose fair value on the date of issuance was $91,000. Half of these shares are being held in escrow as the recipients will earn these escrowed shares on a pro rata basis if they continue to serve on the Advisory Board for one year. The other 50% was earned by the recipients when issued. Amortization of the 50% to be earned and the initial 50% aggregated $73,236 and was charged to operations in the year ended December 31, 2004.

            In May 2004, management issued 90,000 options to purchase the Company's restricted common stock to Directors and Advisory Board Members. The Advisory Board Members were issued 50,000 options of which 10,000 was granted to the Chief Financial Officer who also served on the Advisory board. The fair value of the option as determined by the Black-Scholes option pricing model of $827 will be accounted for under APB 25. The other 40,000 options were granted to four non-employees. The fair value of the option as determined by the Black-Scholes option pricing model of $3,309 was charged to operations with a corresponding increase to paid-in capital. An additional 40,000 options were granted to two directors who also served on the Audit and Compensation Committees. The fair value of these options was $3,309 using the Black-Scholes option method and will be accounted for under APB 25. For the year ended December 31, 2004, $3,309 was charged to operations for the Advisory Board Members options. The fair value of the Chief Financial Officer's and directors' options as determined by the Black-Scholes option pricing model and accounted for under APB 25 was $4,136.

            On May 12, 2004, the Company issued a director an option to purchase 750,000 restricted shares of the Company's common stock as payment for services. Additional paid in capital was increased for $187,500, which was the value of the option determined using the Black Scholes valuation method.

            On September 29, 2004, the Company issued the CEO and the President a total of 580,033 shares of restricted common stock at a purchase price of $0.25 per share for repayment of loans that they had made to the Company.

            At December 31, 2004, additional paid in capital was increased $37,500 for salaries waived by the CEO and President in the forth quarter of 2004.

            In November 2004, the Company issued the Chief Financial Officer and the Chief Technical Officer each an option to purchase 50,000 shares of the Company's common stock for a purchase price of $.25. These options vested fully in 90 days and have an option life of 5 years. The fair value of these options for the quarter and year ended December 31, 2004, was $800 using the Black-Scholes option method and will be accounted for under APB 25.

            For the quarter ending March 31, 2005, officers waived an aggregate of $49,222 in salaries. Operations were charged with a corresponding entry to additional paid in capital.

            In April 2005, management disbanded the Advisory Board for the IAQ area due to the inactivity of the IAQ division. 90,000 shares of common stock were returned to the transfer agent. In April 2005, an entry was made to operations crediting Advisory Board consulting for $45,500 with a corresponding debit to additional paid-in capital. On April 1, 2005, an additional entry was made to operations crediting Advisory Board consulting for of $18,618 with a corresponding debit to additional paid-in capital.

            On April 12, 2005, the Company issued 200,000 restricted common shares to a Director, who also serves as the chairman of the audit and compensation committees. These shares were valued at the fair market value on the date of grant $0.25. $50,000 was charged to operations with a corresponding entry to additional paid in capital.

            On April 21, 2005, a director was issued, for services outside his role as a director, 500,000 options to purchase common stock at a purchase price of $.27. These options vested immediately and were fully expensed. Operations were charged for $131,000, using the Black Scholes valuation method.

            On April 26, 2005, Mr. Carrizzo signed a three year employment agreement with the Company. Mr. Carrizzo received an option to purchase 3 million shares of the Company's common stock at a purchase price of $.20 per share. The Company recorded the intrinsic value of $300,000, as a contra equity account, which represents the difference between the exercise price ($.20) and the market price of the stock at the date of grant ($.30). This amount will be amortized over the life of the employment agreement being the vesting period for the option of 3 years. Amortization expense charged to operations with a corresponding charge to additional paid in capital was $68,409 for the year ended December 31, 2005.

            On May 1, 2005, Mr. Bozsnyak signed a new employment agreement with the Company. Mr. Bozsnyak received an option to purchase 1 million shares of the Company's common stock at a purchase price of $.20 per share. The Company recorded the intrinsic value of $250,000 as a contra equity account, which represents the difference between the exercise price ($.20) and the market price of the stock at the date of grant ($.45). This amount will be amortized over the life of the employment agreement being the vesting period for the option of 3 years. Amortization expense charged to operations with a corresponding charge to additional paid in capital was $55,556 for the year ended December 31, 2005.

            On June 8, 2005, in connection with the ETP acquisition, Mr. O'Connor signed a three year employment agreement with the Company. Mr. O'Connor received an option to purchase 1 million shares of the Company's common stock at a purchase price of $.20 per share. The Company recorded the intrinsic value of $290,000 as a contra equity account, which represents the difference between the exercise price ($.20) and the market price of the stock at the date of grant ($.49). This amount will be amortized over the life of the employment agreement being the vesting period for the option of 3 years. Amortization expense charged to operations with a corresponding charge to additional paid in capital was $56,239 for the year ended December 31, 2005.

            On May 10, 2005, the Company through a private sale sold 860,000 restricted common shares at a purchase price of $.25 per share and received net proceeds of $215,000.

            On June 8, 2005, the Company issued 4 million shares of restricted common stock as per the terms of the stock purchase agreement with ETP. The Company recorded $1,000,000 for the fair value of the purchase using $0 .25 per share.

            On June 15, 2005, the Company hired a public relations firm to provide services. The firm was paid $500 and issued 130,000 shares of the Company's restricted common stock. The Company recorded this transaction at a value of $40,325, using the Black Scholes Option Method. The Company has recorded this as a prepayment and will amortize the expense over the contract life of one year.

            On September 15, 2005, the Company hired a communications company on a month to month basis to provide strategic planning and marketing. The Company will pay this firm a monthly retainer of $5,000 and issued an option to purchase 100,000 shares of the Company's common stock at an exercise price of $0.51. This option vests 50% immediately and 50% in one year and has an option life of five years. Prepaid expense was increased $8,500 with a corresponding entry to additional paid in capital. Operations and additional paid in capital were charged $12,000 for the vested portion of the options.

            On October 25, 2005, BNC exercised its warrant for 1,725,000 shares of the Company's common stock on a cashless basis at an exercise price of $0.12 per share and the Company issued 1,097,727 shares of common stock.

            On November 21, 2005, a transferee from ECT exercised ECT's warrant for 575,000 shares of the Company's common stock on a cashless basis for an exercise price of $0.03 per share and, as a result, the Company issued 539,796 shares of common stock.

            On November 4, 2005, the Company issued 1.5 million shares of common stock for the acquisition of Amber Alert Agent, Inc. The Company recorded $375,000 for the fair value of the asset purchase using $0.25 per share of SearchHelp common stock. The stock is being held in escrow until the delivery of product and services are made to the Company.

            On December 2, 2005, the Company issued Summit Trading Inc., an investor relations company, 300,000 restricted shares of SearchHelp common stock as part of a settlement agreement. The market value of the stock was $0.40 on the date of issuance. Operations was charged $24,000 as calculated using the Black Scholes valuation method.

            For the year ending December 31, 2005, operations was charged and additional paid capital was increased by $301,069 for the beneficial conversion feature and warrants in conjunction with the current private placement.

            For the year ending December 31, 2005, operations was charged $4,430 with a corresponding entry to additional paid in capital for the compensatory value of stock options issued to Advisory Board Members.

                      Warrants:
                      ---------

            As part of its initial sale of its securities to the public, the Company sold Class A warrants, exercisable for five years, to acquire 2,474,000 common shares at $0.75 per share and Class B warrants, exercisable for seven years, to acquire 2,474,000 common shares at $1.75 per share. As additional compensation to the placement agent who placed the Company's securities, the agent and its designees received rights to acquire 247,000 units of the Company's securities for $0.985 each for five years. Each unit is comprised of one share of common stock, a warrant to acquire one share of common stock at $0.985 and another warrant to acquire a common share at $2.285 per share. Warrants to acquire 172,800 shares of the Company's common stock at $0.030 per share was issued to a placement agent exercisable for five years as part of his compensation for his services in the Company's private placement of its securities in 2004.

            At December 31, 2005, the warrants formerly held by each of ECT and BNC had been exercised. The Company issued 539,796 and 1,097,727 common shares on a cashless basis at a purchase price of $.03 and $.12, respectively. None of the other warrants have been exercised.


NOTE 17 - COMMITMENTS AND CONTINGENCIES.

            (a)   Leases:

            The Company leases an executive office at 1055 Stewart Avenue, Suite 12, Bethpage, New York 11714. The lease was renewed for an additional year on December 1, 2005. The rent is $1,107 per month ($13,280 per year). There was no annual increase from the 2005 lease. The Company has a security deposit with its landlord of $2,155.

            E-Top-Pics, Inc. leases office space at 56 Roland Street, Boston, Massachusetts. The Company has signed a one year operating lease. The annual rent is $21,684 and began September 1, 2005.

            Rent expense was $22,270 and $12,987 for the years ended December 31, 2005 and 2004 respectively.


            (b)   Employment Contracts

            On April 26, 2005, Mr. Carrizzo signed a three year employment contract with the Company. Mr. Carrizzo will receive a base salary of $120,000 per year with a 10% increase each year. Mr. Carrizzo was also granted an option to purchase 3,000,000 shares of the Company's stock at a purchase price of $.20 per share. These options vest fully in three years and have a five year life. For the year ended December 31, 2005, 1,000,000 options were vested.

            On May 1, 2005, Mr. Bozsnyak signed a new three year employment contract with the Company. Mr. Bozsnyak will receive a base salary of $120,000 per year with a 10% increase each year. Mr. Bozsnyak was also granted an option to purchase 1,000,000 shares of the Company's stock at a purchase price of $.20 per share. These options vest fully in three years and have a five year life. For the year ended December 31, 2005, 333,333 options were vested.

            On June 8, 2005, Mr. O'Connor signed a three year employment contract with the Company. Mr. O'Connor will receive a base salary of $120,000 per year with a 10% increase each year. Mr. O'Connor was also granted an option to purchase 1,000,000 shares of the Company's stock at a purchase price of $.20 per share. These options vest fully in three years and have a five year life. For the year ended December 31, 2005, 333,333 options were vested.


            (c)   Distribution Agreements

                  On August 15, 2005, the Company signed a Distribution
            Agreement with Navarre, whereby Navarre through one of their aggregators, SOS Network, may distribute the Company's Sentry At Home software products. The term of the agreement is 18 months and will be automatically renewed for a one year period unless either party gives 90 days written notice. The SOS Network will be selling the Sentry At Home software in approximately seven retail stores and will also provide access to the military channel programs. Sales are made on a consignment basis.

            On December 14, 2005, the Company entered into a five-year marketing consulting services agreement with Sharpworx International to provide us with increased domestic distribution and the Company's first international sales channel for the Company's suite of parental control software, enterprise monitoring solutions and photographic imaging products. Sharpworx brings particular expertise in marketing to, among others, business associations, members of the National Black Chamber of Commerce, Native American businesses, religious groups, Internet service providers and computer manufacturers.


            (d)   Economic Dependency

            For the year ending December 31, 2005, sales to one customer were in excess of 10% of the Company's total sales. Sales to this customer were approximately $1,702,000 and accounts receivable from this customer as of December 31, 2005, was $141,853.

            For the year ended December 31, 2005, purchases from one vendor were in excess of 10% of the Company's total purchases. Purchases from this vendor were approximately $1,647,000 and there were no amounts payable to this vendor as of December 31, 2005.


NOTE - 18 SUBSEQUENT EVENTS

            On February 27, 2006, SearchHelp commenced an action in the Supreme Court of the State of New York, New York County, against Environmental Commercial Technology Corp. ("ECT") and BioNeutral Laboratories Corporation USA ("BNC"), the parent company of ECT. The lawsuit seeks remedies in connection with a Participation Agreement entered into between SearchHelp and ECT on February 3, 2004 and a related Settlement Agreement entered into between SearchHelp and BNC on October 20, 2005. The complaint alleges that BNC and ECT failed to perform their obligations to develop a certain mold-remediation compound and to make such compound marketable by registering it with the United States Environmental Protection Agency.

            In such lawsuit, the Company seeks at least $1 million in compensatory and exemplary damages plus court costs and disbursements based on a breach of contract, breach of fiduciary duty and unjust enrichment. Other remedies sought include rescission of both agreements and an injunction against the sale of 300,227 shares of SearchHelp's common stock still held at such time by BNC. The court denied the Company's application for a preliminary injunction. At the date of this report, the Company is in settlement negotiations with BNC.

            On March 6, 2006, the Company issued 17,483 shares of restricted common stock for legal services rendered in conjunction with the BNC lawsuit. The share price was calculated using the market value of $0.55 discounted by 10%.

            On March 10, 2006, the Company issued 600,000 of restricted common stock to William Bozsnyak, the Company's CEO, in repayment of $180,000 loan made to the Company. The share price was $.30, a discount to the market price, reflecting the restricted nature of such shares.



 NOTE 19  - QUARTERLY FINANCIAL INFORMATION (UNAUDITED)



             The Company's quarterly financial data for the years ended December 31, 2005 and 2004 follow below.



                            1st Quarter   2nd Quarter    3rd Quarter    4th Quarter
December 31, 2005:
Net loss                    ($292,517)    ($648,230)     ($978,785)     ($1,860,793)
                            ==========    ==========     ==========     ============

Loss per share              ($.01)        ($.02)         ($.03)         ($0.06)
                            ======        ======         ======         =======

Shares used in computation  26,801,275    29,255,420     30,714,484     31,957,036
                            ==========    ==========     ==========     ==========

December 31, 2004:
Net loss                    ($310,987)    ($329,277)     ($275,628)     ($284,343)
                            ==========    ==========     ==========     ==========

Loss per share              ($.01)        ($.01)         ($.01)         ($0.02)
                            ======        ======         ======         =======

Shares used in computation  24,638,198    26,780,100     27,027,180     28,485,033
                            ==========    ==========     ==========     ==========

                       SEARCHHELP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS



                                     ASSETS

                                                                                          June 30,   December 31,
                                                                                         ----------   ----------
                                                                                            2006         2005
                                                                                         ----------   ----------
                                                                                         (Unaudited)
Current assets:
  Cash                                                                                   $  335,715   $  126,975
  Accounts receivable less allowance for doubtful accounts of $37,955 at 2006 and 2005       62,818      153,614
  Inventory                                                                                 132,992       29,904
  Prepaid expenses                                                                           32,335       78,746
                                                                                         ----------   ----------
        Total current assets                                                                563,860      389,239
                                                                                         ----------   ----------

Property and equipment - net                                                                  7,038        1,283
                                                                                         ----------   ----------

Other assets:
  Software development costs, less accumulated
    amortization of $533,488 and $431,087, respectively                                     659,677      566,256
 Amortizable intangible assets, less accumulated
    amortization of $73,603 and $41,136, respectively                                       559,899      592,364
  Deferred finance costs, less amortization of $36,681 and $6,853, respectively             152,638       47,347
  Goodwill                                                                                  536,081      536,081
  Security deposit                                                                           13,454        6,155
                                                                                         ----------   ----------

        Total other assets                                                                1,921,749    1,748,203
                                                                                         ----------   ----------

        Total assets                                                                     $2,492,647   $2,138,725
                                                                                         ==========   ==========



                 See notes to consolidated financial statements

                        SEARCHHELP, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                               June 30,      December 31,
                                                                                              -----------    -----------
                                                                                                 2006            2005
                                                                                              -----------    -----------
                                                                                              (Unaudited)
Current liabilities:
  Note payable - bank                                                                         $    39,697    $    50,000
  Current portion of long term debt                                                                  --           50,000
  Due to stockholders                                                                             723,148        899,499
  Due to affilates                                                                                 60,480         61,257
  Deferred revenue, net of discount of $0 and $2,973, respectively                                   --            4,470
  Accounts payable and accrued expenses                                                           203,893        326,182
                                                                                              -----------    -----------
        Total current liabilities                                                               1,027,218      1,391,408

Other liabilities:
  Note payable - Private Placements, net of discount of $988,263 and $125,333, respectively     1,451,737        497,667
  Other                                                                                              --           50,000
                                                                                              -----------    -----------
        Total other liabilities                                                                 1,451,737        547,667
                                                                                              -----------    -----------

Commitments and contingencies

Stockholders' equity
  Common stock - $.0001 par value
    Authorized  - 250,000,000 shares
    Issued and outstanding -37,704,308 and 37,022,556
    shares, respectively                                                                            3,770          3,702
  Additional paid-in capital                                                                    8,882,947      7,802,030
  Deferred compensation                                                                              --         (659,796)
 Accumulated deficit                                                                           (8,873,025)    (6,946,286)
                                                                                              -----------    -----------
        Total stockholders'  equity                                                                13,692        199,650
                                                                                              -----------    -----------
        Total liabilities and stockholders'
          equity                                                                              $ 2,492,647    $ 2,138,725
                                                                                              ===========    ===========


                 See notes to consolidated financial statements

                        SEARCHHELP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    For the Six                  For the Three
                                                    Months Ended                  Months Ended
                                                    ------------                  ------------
                                                       June 30,                      June 30,
                                                       --------                      --------
                                                 2006           2005             2006           2005
                                             (Unaudited)     (Unaudited)     (Unaudited)    (Unaudited)
Revenues
  Imaging                                    $     11,181    $    159,314    $     11,181    $    159,028
  Software                                         84,956            --            43,579            --
   Less discount on sales                         (47,254)           --           (31,906)           --
                                             ------------    ------------    ------------    ------------
Total Revenues                                     48,883         159,314          22,854         159,028
                                             ------------    ------------    ------------    ------------

Cost of Sales
  Imaging                                             226         145,751             226         145,751
  Software                                         30,483            --            10,304            --
                                             ------------    ------------    ------------    ------------
Total Cost of Sales                                30,709         145,751          10,530         145,751
                                             ------------    ------------    ------------    ------------

Gross Profit                                       18,174          13,563          12,324          13,277
                                             ------------    ------------    ------------    ------------

Operating expenses:
  Selling                                         126,256         109,306          34,031          68,266
  Web site costs                                   21,106          22,849          10,075           9,559
  General and administrative                    1,423,441         452,521         702,772         250,826
  Depreciation and amortization                   135,687          62,545          91,871          31,348
                                             ------------    ------------    ------------    ------------
Total operating expenses                        1,706,490         647,221         838,749         359,999
                                             ------------    ------------    ------------    ------------

Loss from operations                           (1,688,316)       (633,658)       (826,425)       (346,722)
                                             ------------    ------------    ------------    ------------

Other Expenses (Income)
  Interest                                        294,821          16,033         174,544          10,452
  Interest - related party                         31,970            --            14,765            --
  Write off of liability per settlement          (100,000)           --          (100,000)           --
  Other income                                    (10,664)         (1,461)        (10,622)         (1,461)
  Amortization of deferred financing costs         29,828            --            18,199            --
                                             ------------    ------------    ------------    ------------
Total other expenses                              245,955          14,572          96,886           8,991
                                             ------------    ------------    ------------    ------------
Net loss                                     $ (1,934,271)   $   (648,230)   $   (923,311)   $   (355,713)
                                             ============    ============    ============    ============

Per share data:
  Loss per share - basic and diluted         $      (0.05)   $      (0.02)   $      (0.02)   $      (0.01)
                                             ============    ============    ============    ============

Weighted average number of
  shares outstanding basic & diluted           37,430,674      29,255,420      37,684,257      30,017,341
                                             ============    ============    ============    ============

                 See notes to consolidated financial statements

                        SEARCHHELP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                          For the Six
                                                         Months Ended
                                                            June 30,
                                                            --------
                                                       2006           2005
                                                       ----           ----
                                                   (Unaudited)    (Unaudited)
Cash flows from operating activities:
Net loss                                           $(1,934,271)   $  (648,230)
                                                   -----------    -----------
Adjustments to reconcile net loss to net cash
 (used in) operating activities:
Deferred revenue                                        (4,470)         3,185
  Waiver of officers' salaries                            --           49,222
  Stock and options issued for services                 69,659        103,321
  Writeoff of liability per settlement                (100,000)          --
  Compensatory element of stock options                417,853          2,720
Depreciation                                               819            303
Amortization of deferred financing costs                29,828           --
Amortization of software development costs             102,401         62,241
Amortization of intangible assets                       32,467           --
Amortization of beneficial conversion feature          129,905
Amortization of debt discount                           87,965           --
Amortization of deferred compensation                     --           32,222
Increase (decrease) in cash flows as a result of
changes in asset and liability account balances:
   Accounts receivable                                  90,796         59,459
   Inventory                                          (103,088)       (30,900)
   Prepaid expenses                                     46,411         33,071
   Security Deposit                                     (7,299)          --
   Accounts payable and accrued expenses              (122,290)       303,722
                                                   -----------    -----------
Total adjustments                                      670,957        618,566
                                                   -----------    -----------

Net cash used in operating activities               (1,263,314)       (29,664)
                                                   -----------    -----------
Cash flows from investing activities:
Equipment purchases                                     (6,574)          --
    Acquisition expenses less cash acquired               --          (23,326)
Capitalized software costs                            (195,822)          --
                                                   ===========    ===========
Net cash used in investing activities                 (202,396)       (23,326)
                                                   ===========    ===========


                 See notes to consolidated financial statements

                        SEARCHHELP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)


                                                           For the Six
                                                           Months Ended
                                                              June 30,
                                                              --------
                                                        2006           2005
                                                        ----           ----
                                                     (Unaudited)    (Unaudited)

Cash flows from financing activities:
  Net borrowings from stockholder                         3,650        155,874
  Payment of due to affiliates                             (777)       (20,530)
  Proceeds from notes payable                         1,817,000        215,024
  Loans Payable                                            --          (11,083)
  Payment of notes payable - bank                       (10,303)           550
  Deferred financing costs                             (135,119)          --
                                                    -----------    -----------
Net cash provided by financing activities             1,674,451        339,835
                                                    -----------    -----------
Net increase in cash                                    208,741        286,845

Cash at beginning of period                             126,975          2,459
                                                    -----------    -----------
Cash at end of period                               $   335,715    $   289,304
                                                    ===========    ===========
Supplemental Disclosure of cash flow information:

Cash payment made during the period - Interest      $    76,909    $     9,004
                                                    ===========    ===========
Supplemental Schedules of Noncash Investing and Financing Activities:

 Stockholder loans converted to common stock        $   180,000    $      --
                                                    ===========    ===========
Common stock and options issued for services        $    69,659    $   103,321
                                                    ===========    ===========

Discount related to note payable - warrant value and
beneficial conversion feature                       $ 1,073,269    $      --
                                                    ===========    ===========
The company purchased all the capital
stock of E-top-Pics, Inc. as of June 8, 2005.
In conjunction with the acquisition, liabilities were assumed as follows:

Fair Value of Assets Acquired                             --       $ 1,792,972
Common stock issued for capital stock                     --        (1,000,000)
Acquisition related expenses                              --           (61,678)
                                                    -----------    -----------
Liabilities assumed                                 $      --      $   731,294
                                                    ===========    ===========


                 See notes to consolidated financial statements

                        SEARCHHELP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2006


NOTE 1 - PLAN OF ORGANIZATION.

      Presentation of Financial Statements:

      The Company's business consists principally of the sale and distribution of family software and imaging products.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the financial statements, the Company incurred net losses of $1,934,271 and $648,230 for the six months ended June 30, 2006 and 2005, respectively. In addition, the Company has negative working capital of $463,358 and an accumulated deficit of $8,873,025 at June 30, 2006.

      These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. The plan includes, among other things, developing and selling products and services oriented towards improving family safety and well being.

      If the Company does not generate sufficient revenues from the sales of its products in an amount necessary to meet its cash needs, the Company will need additional financing to continue to operate. As the Company increases sales from its products and services, the Company expects to increase cash flows from operations. In July 2005, management began a private placement to raise additional funds by issuing convertible notes with an attached warrant. On December 8, 2005, the Company closed this offering and commenced a new one on December 19, 2005, offering the same securities on substantially the same terms as the prior offering. This offering gave a placement agent an exclusive 45 day period to sell the offering. The commission charged on the second offering decreased from 10% to 8%. As of December 31, 2005, the Company raised a gross amount of $623,000 by soliciting accredited investors from both offerings. For the six months ended June 30, 2006, the Company raised a gross amount of $1,817,000 and an additional $325,000 through August 4, 2006.

      The accompanying consolidated financial statements have been prepared, without audit, in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company's Annual Report for the year ended December 31, 2005 filed with the SEC on Form 10-KSB. In the opinion of management, the accompanying consolidated financial statements reflect all adjustments considered necessary for a fair presentation of interim results for the Company and all such adjustments are of a normal and recurring nature. Operating results for interim periods are not necessarily indicative of results that may be expected for the entire year. The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

NOTE 2 - SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES:

      (a) Use of Estimates:

      The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, the disclosure of contingent assets and liabilities in the consolidated financial statements and the accompanying notes, and the reported amounts of revenue and expenses during the periods presented. Actual amounts and results could differ from those estimates. The estimates the Company makes are based on historical factors, current circumstances and the experience and judgment of the Company's management. The Company evaluates its assumptions and estimates on an ongoing basis and may employ outside experts to assist in the Company's evaluations.

      (b) Earnings Per Share:

      The Company utilizes Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is calculated on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income or loss available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented separately as it is anti-dilutive.

      (c) Stock Based Compensation:

      Effective January 1, 2006, the Company's Plan is accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards ("FAS") No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"). See Note 3 for further details.

NOTE 3 - EMPLOYEE STOCK COMPENSATION

      The Company's 2004 Stock Plan, which is shareholder approved, permits the grant of share options and shares to its employees for up to 1,500,000 shares of common stock as stock compensation. All stock options under the 2004 Stock Plan are granted at the fair market value of the common stock at the grant date. Employee stock options vest ratably over a three-year period and generally expire 5 years from the grant date.

      Accounting for Employee Awards:

      Effective January 1, 2006, the Company's Plan is accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards ("FAS") No. 123 (revised 2004), Share-Based Payment ("FAS 123(R)"), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 107, which provides the Staff's views regarding the interaction between FAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

      Prior to January 1, 2006, the Company accounted for similar transactions in accordance with APB No. 25 which employed the intrinsic value method of measuring compensation cost. Accordingly, compensation expense was not recognized for fixed stock options if the exercise price of the option equaled or exceeded the fair value of the underlying stock at the grant date.

      While FAS No. 123 encouraged recognition of the fair value of all stock-based awards on the date of grant as expense over the vesting period, companies were permitted to continue to apply the intrinsic value-based method of accounting prescribed by APB No. 25 and disclose certain pro-forma amounts as if the fair value approach of FAS No. 123 had been applied. In December 2002, FAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FAS No. 123, was issued, which, in addition to providing alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation, required more prominent pro-forma disclosures in both the annual and interim financial statements. The Company complied with these disclosure requirements for all applicable periods prior to January 1, 2006.

      In adopting FAS 123(R), the Company applied the modified prospective approach to transition. Under the modified prospective approach, the provisions of FAS 123 (R) are to be applied to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date shall be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro-forma disclosures under FAS 123.

      As a result of the adoption of FAS 123 (R), the Company's results for the six months ended June 30, 2006 include share-based compensation expense totaling $345,645 which has been included in the general and administrative expenses line item. No income tax benefit has been recognized in the income statement for share-based compensation arrangements as the Company has provided 100% valuation allowance on its' net deferred tax asset. A total of $32,222 of stock compensation expense for employee options was recorded under APB No. 25 in the Consolidated Statements of Operations for the six months ended June 30, 2005.

      Stock option compensation expense in fiscal 2006 is the estimated fair value of options granted amortized on a straight-line basis over the requisite service period for the entire portion of the award. The Company has not adjusted the expense by estimated forfeitures, as required by FAS 123(R) for employee options, since the forfeiture rate based upon historical data was determined to be immaterial.

      Accounting for Non-employee Awards: The Company previously accounted for options granted to its non-employee consultants using the fair value cost in accordance with FAS 123 and EITF No. 96-18. The adoption of FAS 123(R) and SAB 107 as of January 1, 2006, had no material impact on the accounting for non-employee awards. The Company continues to utilize the additional guidance set forth in EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees" ("EITF 96-18").

      Stock compensation expense related to non-employee options was approximately $72,200 and $2,700 for the six months ended June 30, 2006, and 2005, respectively. These amounts are included in the Consolidated Statements of Operations within the general and administrative expenses line item.

      Pro Forma Information under SFAS No. 123 for Periods Prior to Adoption of FAS 123 (R):

      The following table illustrates the effect on net income and earnings per share as if the fair value recognition provisions of FAS No. 123 had been applied to all outstanding and unvested awards in the prior year comparable period.

                                                             For the six          For the three
                                                             months ended         months ended
                                                             June 30, 2005        June 30, 2005
Net loss attributable to common stockholders, as reported      $(648,230)          $(355,713)
Add: Stock-based compensation included in reported net loss       32,222              32,222
Deduct:  Total stock based  compensation  expense determined under the fair  value  based  method  for all awards (no tax
effect)                                                          (47,400)            (47,400)

Pro forma net loss attributable to common stockholders         $(663,408)          $(370,891)

Net loss per share:
Basic and diluted loss per share - as reported                 ($   0.02)          ($   0.01)
Basic and diluted loss per share - pro forma                   ($   0.02)          ($   0.01)


      The fair value of options at the date of grant is estimated using the Black-Scholes option pricing model. The assumptions made in calculating the fair values of options are as follows:

----------------------------- ----------------------- ------------------------
                                      For the
                                        six                For the three
                                   months ended            months ended
                                  June 30, 2005            June 30, 2005
----------------------------- ----------------------- ------------------------
 Expected term (in years)               5                        5
----------------------------- ----------------------- ------------------------
 Expected volatility            105.38% - 112.67%        106.20% - 112.67%
----------------------------- ----------------------- ------------------------
 Expected dividend yield                0%                       0%
----------------------------- ----------------------- ------------------------
 Risk-free interest rate        3.730%  - 3.970%          3.730% - 3.970%
----------------------------- ----------------------- ------------------------

      There were 900,000 and 5,920,000 employee stock options granted in the six months ended June 30, 2006 and 2005, respectively. The following table represents our stock options granted, exercised, and forfeited during the first half of 2006.

                                                  Weighted        Weighted
                                                  Average          Average
                                                  Exercise        Remaining       Aggregate
                                   Number          Price         Contractual      Intrinsic
  Stock Options                   of Shares      per Share          Term            Value
  -------------                   ---------      ---------          ----            -----
Outstanding at January 1, 2006     8,323,090        $0.28           3.8170        $1,664,618
                                                    =====
   Granted                           900,000        $0.38           4.8333           342,000
                                                    =====
   Exercised                          0               0
   Forfeited/expired                  0               0
                               ----------------
Outstanding at June 30, 2006       9,223,090        $0.29            3.692        $2,006,618
                                                    =====
Exercisable at June 30, 2006       6,017,048        $0.29            3.514        $1,717,394
                                                    =====

      The fair value of the 900,000 employee stock options granted in the six months ended June 30, 2006 was $252,000. As of June 30, 2006, there was $861,199 of unrecognized compensation cost, net of estimated forfeitures, related to nonvested stock options, which is expected to be recognized over a weighted average period of approximately 2.0 years.

NOTE 4 - ACQUISTION OF E-TOP-PICS, INC.

      SearchHelp, Inc. completed its acquisition of E-Top-Pics, Inc. ("ETP"), pursuant to the terms of a Stock Purchase Agreement dated as of June 8, 2005. SearchHelp acquired 100% of the capital stock of E-Top-Pics, Inc. in exchange for 4 million shares of SearchHelp restricted common stock for an aggregate purchase price of $1 million which is the aggregate fair value of 4 million shares at $0.25 per share. Including $79,274 for accounting and legal expenses directly related to the acquisition, the total purchase price was $1,079,274. The business combination has been accounted for as a purchase in accordance with SFAS No. 141 allocating the purchase price to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The allocation resulted in recording intangibles of $633,500 and goodwill of $536,081. During the six months ended June 30, 2006, amortization expense of $32,467 was charged.

      The following unaudited pro forma financial information for the six and three months ended June 30, 2005 presents the combined results of operations of the Company and ETP as if the acquisition had occurred at January 1, 2005, the date of earliest period presented. The pro forma results presented below for 2005 combine the results of the Company for 2005 and historical results of ETP from January 1, 2005 through June 30, 2005. The unaudited pro forma financial information is not intended to represent or be indicative of the Company's consolidated results of operations or financial condition that would have been reported had the acquisition been completed as of the beginning of the periods presented and should not be taken as indicative of the Company's future consolidated results of operations.

                                  --------------------------- ------------------------------
                                   For the Six Months Ended    For the Three Months Ended
                                           June 30,                     June 30,
                                             2005                         2005
                                             ----                         ----
Revenues                                   $606,283                     $558,816
Net Loss                                   (660,250)                    (152,264)
Loss per share - basic and
diluted                                    $ (0.02)                      $(0.01)

      The number of common shares outstanding used to calculate pro forma earnings per share have been adjusted to include the 4 million shares issued in the acquisition of ETP, as if these shares had been outstanding as of the beginning of the earliest period presented.

NOTE 5 - ACQUISTION OF AMBER ALERT INC.

      On November 4, 2005, the Company concluded an exchange agreement with Amber Alert Agent, Inc., ("AAA") and the former stockholders of AAA. The Company issued 1,500,000 restricted shares of its common stock in exchange for 100% of AAA capital stock. The stock is being held in escrow until the delivery of the product and services are made to the Company. The Company has accounted for this transaction as an asset acquisition valued at $375,000 ($0.25 x 1,500,000 shares), and has reflected the consideration under software development costs on the balance sheet. In addition, the Company has reserved an aggregate of 51,000 shares for future issuance to the former stockholders of AAA as non-compete consideration.

NOTE 6 - SOFTWARE DEVELOPMENT COSTS.

      In accordance with the American Institute of Certified Public Accountants Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Attained for Internal Use," the Company, capitalized costs of $1,193,165. The Company is amortizing these costs over their estimated useful lives of three years. For the six months ending June 30, 2006, the Company capitalized $195,822 and amortization expense of $102,401 was charged.

NOTE 7 -   NOTES PAYABLE - BANK.

      The Company has a $50,000 revolving line of credit with a bank. At June 30, 2006 and December 31, 2005, $39,697 and $50,000 of the line has been utilized, respectively. Interest on borrowings is charged at 2.25% above the bank's prevailing prime rate (10.25% at June 30, 2006). Interest of $2,431 and $483 was charged to operations for the six months ended June 30, 2006 and 2005, respectively. The debt is guaranteed personally by the CEO of the Company and is collateralized by marketable securities owned by him which had a fair market value of approximately $29,000 at June 30, 2006.

NOTE 8 -   NOTES PAYABLE - PRIVATE PLACEMENTS.

      On July 12, 2005, the Company began a private placement to accredited investors of units ("Units"), consisting of (a) a 10% convertible note and
      (b) warrants to purchase 10,000 shares of common stock, par value $0.0001 per share exercisable at $0.50 per share, for $10,000 per Unit. The convertible notes mature in two years from the date of issue, if not converted earlier. The Notes are currently convertible at any time at the option of the holder into Common Stock at the conversion rate of $0.40 per share. The Company closed this offering on December 8, 2005 and began a new offering on December 19, 2005, offering the same securities on substantially the same terms as the prior offering, except for an exclusive placement agent provision for 45 days and a change in the fee structure (instead of 10% commission the placement agent received 8% commission and placement warrants). The Company has raised a gross amount of $623,000 for the year ended December 31, 2005 from the combined offerings. The Company allocated the proceeds received between the debt and the warrant upon their relative fair values. The warrant value was $87,950. The resulting discount is accreted over a two year period, the life of the note, using the effective interest method. If the debt is converted earlier then the maturity date, the unamortized amount will be charged to operations at that time When comparing the fair value of the notes to the note value there was a beneficial conversion feature of $213,119. The resulting discount was amortized using the straight line method to January 31, 2006, which was the earliest date at which conversion could occur.

      For the six months ending June 30, 2006, the Company raised a gross amount of $1,817,000 from the current offering. The warrant value was $507,580 and was recorded as a discount to the notes. A total amount of $87,965 was accreted as interest expense during the six months ended June 30, 2006. When comparing the fair value of the notes to the note value there was a beneficial conversion feature of $ 565,689. This amount was recorded as a discount to the notes and is accreted over the two year life of the note using the effective interest method. For the six months ending June 30, 2006, an aggregate of $129,905 was charged to interest expense which included $49,204 of unamortized beneficial conversion from December 31, 2005.

      As reflected on the balance sheet at June 30, 2006 and December 31, 2005, the note value, net of discount, was $1,451,737 and $497,667, respectively.

      For the period from July 1, 2006 to August 8, 2006, the Company had raised an additional gross amount of $325,000 and the total raised from these private placements aggregated gross proceeds of $2,765,000.

NOTE 9 - DUE TO/FROM STOCKHOLDERS AND AFFILIATES.

      (a) Due to stockholders

      At June 30, 2006 and December 31, 2005, the Company was indebted to its CEO, William Bozsnyak, in the amount of $574,500 and $754,500, respectively, for working capital advances made to the Company. For the six months ended June 30, 2006 and 2005, interest expense was charged in the amounts of $31,970 and $2,577 respectively. On March 10, 2006, Mr. Bozsnyak converted $180,000 of loans into 600,000 restricted shares of the Company's common stock. The interest rate used in this calculation is the same interest rate paid to the Company's short term lender under the revolving line of credit described in Note 7. At June 30, 2006, $52,673 in accrued interest was due to Mr. Bozsnyak.

      At June 30, 2006 and December 31, 2005, $87,639 was owed for salaries waived by Mr. Bozsnyak and Debbie Seaman, the Company's former President. In May 2005, Mr. Bozsnyak entered into a new employment agreement and has been receiving his salary thereunder.

      The Company also owed Mr. Bozsnyak $175 and $39,481 in accounts payable as of June 30, 2006 and December 31, 2005, respectively, for travel expenses and online advertising incurred on behalf of the Company. Additionally, at June 30, 2006, Brian O'Connor, a shareholder and director, is owed $1,136 for travel expenses incurred on behalf of the Company. The Company owed Joseph Carrizzo, a shareholder and President of the Company, $1,128 for unreimbursed expenses, at December 31, 2005. The Company's former securities counsel, a shareholder, is owed $4,476 as of June 30, 2006, and $ 13,976 at December 31, 2005 for unpaid legal services.

      As of June 30, 2006 and December 31, 2005, the Company owed $7,025 and $2,775, respectively, to the chairman of the audit and compensation committees, who is a shareholder, per his compensation agreement.

      (b) Due to affiliates

      The President of ETP has a minority interest in three affiliated companies. Based upon cash flow needs, there are loans made to and/or from one of these affiliates as well as from the President of ETP directly. As of June 30, 2006 and December 31, 2005, the Company owed one of these affiliates $60,480 and $61,257, respectively.

      (c) Due from affiliate

      The Company outsourced the management of ETP's sky box at Fenway Park to an entity in which the President of ETP is a minority shareholder. As of June 30, 2006 and December 31, 2005, this entity owed the Company $37,955, which has been fully reserved as uncollectible. This license agreement expired on December 31, 2005 and was not renewed.

NOTE 10 -    LICENSING AGREEMENTS WITH FUJI PHOTO USA

      On September 27, 2005, the Company's wholly owned subsidiary ETP, signed a supply agreement with Fuji Photo Film, USA, Inc. ("Fuji") to purchase Instax film and cameras. The contract term was for two years. ETP was obligated to purchase 1.8 million packs of film and 180,000 cameras during the first year of the agreement. ETP was obligated to purchase 4.3 million packs of film and 430,000 Instax cameras by September 30, 2007. This agreement could be terminated by either party prior to the expiration date by written notice.

      Early in 2006, ETP determined that the pricing structure under the September 27, 2005 agreement was uneconomical under current market conditions for ETP to perform its obligations as originally agreed. The agreement contemplated that this situation might occur and provided certain options to the parties, including a renegotiation of the pricing terms or possible early termination of the agreement. Representatives of ETP met with Fuji in March 2006, to begin such negotiations. After several months of discussions with Fuji concerning the pricing of the imaging products to be supplied under the agreement, the parties were unable to agree on mutually acceptable pricing for such products. ETP submitted a notice of termination that became final on July 14, 2006, subsequent to the balance sheet date.

      The termination of the Supply Agreement means that ETP will not be required to meet the minimum purchase quantities specified in the agreement, but ETP is obligated by the terms of the agreement to consummate the purchase of products ordered prior to termination. ETP and Fuji are continuing their discussions concerning the disposition of such products. Management believes that these discussions will result in pricing terms that will enable ETP to liquidate the inventory without having a material adverse effect on the Company's financial statements.

NOTE 11 - INCOME TAXES.

      The Company does not have any currently payable or deferred federal or local tax benefit at June 30, 2006. At June 30, 2006, the Company had a cumulative net operating loss available to reduce future taxable income amounting to approximately $8,800,000. These losses expire in various years through 2022. Management is unable to determine if the utilization of the future tax benefit is more likely than not and, accordingly, the asset for federal and local carry forwards of approximately $3,300,000 has been fully reserved.

                               For the Six Months Ended  June 30,
                            2006                              2005
                            ----                              ----
      Loss before
      income taxes      $(1,934,000)                       $(648,000)
                        ============                       ==========
      Expected
      statutory tax
      benefits            $(657,560)    (34.0%) $(220,320)    (34.0%)
      Nondeductible
      expenses               38,680       2.0%     12,960       2.0%
      Net operating
      loss valuation
      reserve               618,880      32.0%    207,360      32.0%
                          ---------      ----   ---------      ----
      Total tax benefit   $    --         0.0%  $    --         0.0%
                          =========      ====   =========      ====


NOTE 12 -    EQUITY TRANSACTIONS.

      On March 6, 2006, the Company issued 17,483 restricted common shares to a legal firm in exchange for services. These shares were valued at the fair market value of $0.55, less an approximate 10% discount (due to the restriction) or at $0.495 per share. A total of $8,653 was charged to operations with a corresponding credit to additional paid in capital.

      On March 10, 2006, the Company issued 600,000 restricted common shares to the CEO in satisfaction of loans made to the Company of $180,000. These shares were valued at the fair market value of $0.45, less an approximate 33% discount (due to the restriction) or at $0.30 per share. An entry was made to reduce loans payable to shareholder for $180,000 with a corresponding credit to common stock and additional paid in capital.

      On April 7, 2006, the Company issued 38,366 restricted common shares to a legal firm in exchange for services. These shares were valued at the fair market value of $0.45, less an approximate 10% discount (due to the restriction) or at $0.405 per share. A total of $15,538 was charged to operations with a corresponding credit to additional paid in capital.

      On May 5, 2006, the Company issued 5,608 restricted common shares to a legal firm in exchange for services. These shares were valued at the fair market value of $0.40, less an approximate 10% discount (due to the restriction) or at $0.36 per share. A total of $2,019 was charged to operations with a corresponding credit to additional paid in capital.

      On June 6, 2006, the Company issued 20,295 restricted common shares to a legal firm in exchange for services. These shares were valued at the fair market value of $0.40, less an approximate 10% discount (due to the restriction) or at $0.36 per share. A total of $7,306 was charged to operations with a corresponding credit to additional paid in capital.


      Warrants:

      As part of its initial sale of its securities to the public, the Company sold Class A warrants, exercisable for five years, to acquire 2,474,000 common shares at $0.75 per share and Class B warrants, exercisable for seven years, to acquire 2,474,000 common shares at $1.75 per share. As additional compensation to the placement agent who placed the Company's securities, the agent and its designees received rights to acquire 247,000 units of the Company's securities for $0.985 each for five years. Each unit is comprised of one share of common stock, a warrant to acquire one share of common stock at $0.985 and another warrant to acquire a common share at $2.285 per share. Warrants to acquire 172,800 shares of the Company's common stock at $0.30 per share was issued to a placement agent exercisable for five years as part of his compensation for his services in the Company's private placement of its securities in 2004.

      On May 2, 2006, a warrant was issued to an executive recruiter to acquire 40,244 shares of the Company's common stock at $0.41 per share exercisable for five years as part of the compensation for services rendered in connection with the Company's recruitment efforts. These shares were valued by using the fair value of goods or services received. A total of $16,500 was charged to operations with a corresponding credit to additional paid in capital.

      On May 23, 2006, a warrant was issued to a placement agent to acquire 85,400 common shares at $0.50 per share exercisable for three years as part of the compensation for services rendered in the Company's private placement of its securities in the December 19, 2005 private placement. A total of $19,642, the fair value of warrant at the date of issue, was capitalized as deferred financing costs with a corresponding credit to additional paid in capital. This amount is being accreted over the remaining life of the notes associated with the placement agent using the straight line method. For the six months ending June 30, 2006, an aggregate of $1,473 was charged to amortization expense.

      For the six months ended June 30, 2006, no warrants were exercised.

NOTE 13- COMMITMENTS AND CONTINGENCIES.

      (a) Legal Proceedings

      On February 27, 2006, the Company commenced an action in the Supreme Court of the State of New York, New York County, against Environmental Commercial Technology Corp. ("ECT") and BioNeutral Laboratories Corporation USA ("BNC"), the parent company of ECT. The lawsuit seeks remedies in connection with a Participation Agreement entered into between the Company and ECT on February 3, 2004 and a related Settlement Agreement between the Company and BNC on October 20, 2005. The complaint alleges that BNC and ECT failed to perform their obligations to develop a certain mold-remediation compound that was the subject of the Participation Agreement and to make such compound marketable by registering it with the United States Environmental Protection Agency.

      On July 14, 2006 the Company executed a Settlement Agreement (the "2006 Settlement Agreement") with BNC and ECT that clarified certain terms and conditions pertaining to the Participation Agreement and the related Settlement Agreement that resolved the lawsuit.

      Pursuant to the 2006 Settlement Agreement, the Company is relieved of its $100,000 payment obligation to BNC. Instead, BNC will withhold the first $100,000 in participatory interest otherwise due to Company. Furthermore, the 2006 Settlement Agreement limits the number of shares of the common stock of Company that BNC may sell in any calendar week until all of the remaining shares have been sold.

      (b) Leases:

      The Company signed a new operating lease for its corporate office space beginning July 31, 2006. The lease has a term of five years and two months and expires on September 30 2011. The following is a schedule by year of future minimum rental payments required under the lease agreement:


                        Year ending               Amount
                     December 31, 2006           $13,739
                     December 31, 2007           $51,886
                     December 31, 2008           $53,506
                     December 31, 2009           $55,182
                     December 31, 2010           $56,917
                     December 31, 2011           $43,768


      (c) New Employment Contract:

      On May 2, 2006, John Caruso was appointed Chief Financial Officer of the Company pursuant to the terms of a three year employment agreement. Mr. Caruso will receive a base salary of $132,000 per year with a minimum of 5% increase each year. Mr. Caruso was also granted an option to purchase 900,000 shares of the Company's common stock at a purchase price of $0.38 per share. These shares were valued at the fair market value on the date of grant. These options vest over a three-year period and have a five-year life.

NOTE 14 - SUBSEQUENT EVENTS

      On July 12, 2006 the Company entered into a secured loan agreement with GE Commercial Finance for the purchase of approximately $21,000 of communications equipment related to the Company's corporate office space. The loan has a five year term and an interest rate of 8.15% per annum.

      On July 14, 2006, the Supply Agreement, dated as of September 27, 2005, between the Company's wholly owned subsidiary ETP and Fuji was terminated (see Note 10).

      On July 14, 2006 the Company executed a Settlement Agreement (the "2006 Settlement Agreement") with BNC and ECT that clarified certain terms and conditions pertaining to the Participation Agreement and the related Settlement Agreement. The 2006 Settlement Agreement resolves the lawsuit between the Company and BNC and ECT (see Note 13).

      On July 17, 2006 the Company entered into an equipment lease agreement with Citicorp Vendor Finance for the purchase of approximately $87,000 of computer equipment related to the Company's products. The lease has a five year term and a $1 purchase option. The Company will account for this obligation as a capital lease.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24: INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

      Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

      At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 25: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Not applicable.

ITEM 26: RECENT SALES OF UNREGISTERED SECURITIES

On July 12, 2005, we began a private placement to accredited investors of units ("Units"), consisting of (a) a 10% convertible note and (b) warrants to purchase 10,000 shares of common stock, par value $0.0001 per share exercisable at $0.50 per share, for $10,000 per Unit. The Notes are currently convertible at any time at the option of the holder into Common Stock at the conversion rate of $0.40 per share. We closed this offering on December 8, 2005 and began a new offering on December 19, 2005, offering the same securities on substantially the same terms as the prior offering, except for an exclusive placement agent provision for 45 days and a change in the fee structure (instead of 10% commission the placement agent received 8% commission and placement warrants). We have raised the gross amount of $623,000 for the year ended December 31, 2005, from the combined offerings. As of September 8, 2006, the total raised from these private placements aggregated $2,785,000.

On August 21, 2006, the Company granted to a technology consultant an option to purchase 900,000 shares of the Company's common stock at a purchase price of $0.35 per share. This option will fully vest in three years and has an option life of five years.

On August 16, 2006, the Company issued 50,000 restricted common shares to a marketing services firm in exchange for consulting services. These shares were valued by using the fair value of goods or services received and have a value of $16,500.

On June 6, 2006, the Company issued 20,295 restricted common shares to a legal firm in exchange for services. These shares were valued by using the fair value of goods or services received and have a value of $7,306.

On May 23, 2006, a warrant was issued to a placement agent to acquire 85,400 common shares at $0.50 per share exercisable for three years as part of the compensation for services rendered in the Company's private placement of its securities in the December 19, 2005 private placement. This warrant was valued at $19,642, the fair value of warrant at the date of issue estimated using the Black-Scholes pricing model.

On May 5, 2006, the Company issued 5,608 restricted common shares to a legal firm in exchange for services. These shares were valued by using the fair value of goods or services received and have a value of $2,019.

On May 2, 2006, the Company appointed a Chief Financial Officer. As part of the employment agreement, an option was granted to purchase 900,000 shares of the Company's common stock at a purchase price of $0.38 per share. This option will fully vest in three years and has an option life of five years.

On May 2, 2006, a warrant was issued to an executive recruiter to acquire 40,244 shares of the Company's common stock at $0.41 per share exercisable for five years was issued as part of the compensation for services rendered in connection with the Company's recruitment efforts. This warrant was valued by using the fair value of goods or services received and have a value of $16,500.

On April 7, 2006, the Company issued 38,366 restricted shares of its common stock at a purchase price of $0.405 per share to a legal firm for services rendered. These shares were valued by using the fair value of goods or services received and have a value of $15,538.

On March 10, 2006, the Company issued 600,000 of common stock to William Bozsnyak, our Chief Executive Officer, in repayment of $180,000 loan made to us. The share price was $.30, a discount to the market price, reflecting the restricted nature of such shares.

On March 6, 2006, the Company issued 17,483 shares of common stock for legal services rendered in conjunction with a lawsuit. The share price was calculated using the market value of $0.55 discounted by 10%.

On December 7, 2005, options to acquire an aggregate of 100,000 shares of common stock were granted to an employee under the SearchHelp, Inc. 2004 Stock Plan ("Plan"), at an exercise price of $.39. These options were issued at the average of the bid and ask of our common stock on the date of grant.

On December 2, 2005, the Company issued Summit Trading Inc., an investor relations company, 300,000 shares of SearchHelp common stock as part of a settlement agreement. The market value of the stock was $0.40 on the date of issuance.

On November 21, 2005, a transferee from Environmental Commercial Technnology Corporation ("ECT") exercised ECT's warrant to purchase 575,000 shares of our common stock on a cashless basis at an exercise price of $0.03 per share and, as a result, we issued the transferee 539,796 shares of common stock.

On November 4, 2005, the Company concluded an exchange agreement with Amber Alert Agent, Inc., ("AAA") and AAA's former stockholders. We issued 1,500,000 shares of our common stock in exchange for 100% of AAA capital stock. A value of $0.25 per share of SearchHelp common stock was used to value the purchase at $375,000. The stock is being held in escrow until the delivery of product and services are made to us.

On October 25, 2005, BioNeutral Laboratories Corporation USA, the parent company of ECT, exercised its warrant for 1,725,000 million shares of our common stock on a cashless basis at an exercise price of $0.12 per share and we issued 1,097,727 shares of common stock.

On September 26, 2005, options to acquire an aggregate of 100,000 shares of common stock were granted to an employee under the Plan, at an exercise price of $.46. These options were issued at the average of the bid and ask of our common stock on the date of grant.

On September 15, 2005, the Company hired a communications company on a month to month basis to provide strategic planning and marketing. We issued the communications company an option to purchase 100,000 shares of our common stock at an exercise price of $0.51. This option vested 50% immediately, with the remaining 50% vesting in one year, and has an option life of five years.

On June 15, 2005, the Company hired a public relations firm to provide services. The firm was paid $500 and issued 130,000 shares of our common stock. We recorded this transaction at a value of $40,325.

On June 8, 2005, the Company issued 4,000,000 shares of common stock in connection with its acquisition of E-Top-Pics, Inc. We recorded $1,000,000 for the value of the purchase using $ .25 per share.

On June 8, 2005, Brian O'Connor signed an employment agreement with us. Mr. O'Connor received an option to purchase 1,000,000 shares of our common stock at a purchase price of $.20 per share.

On May 10, 2005, the Company sold 860,000 common shares in a private sale to an accredited buyer at a purchase price of $.25 per share.

On May 1, 2005, Mr. Bozsnyak signed a new employment agreement with us. Mr. Bozsnyak received an option to purchase 1,000,000 shares of our common stock at a purchase price of $.20 per share. These options have a life of 5 years and vest equally over 3 years.

On April 26, 2005, Joseph Carrizzo, signed a three-year employment agreement with us. Mr. Carrizzo received an option to purchase 3,000,000 shares of our common stock at a purchase price of $.20 per share. These options will fully vest over three years and will expire in five years.

On April 21, 2005 management granted Mr. Carrizzo an option to purchase 500,000 shares of our common stock at a purchase price of $.27 for business and marketing services previously rendered by him outside his role as a director. These options have a life of 5 years.

On April 21, 2005, options were granted to a director to purchase 60,000 shares of our common stock at a purchase price of $.27 per share. These options will fully vest over four years and will expire in five years.

On April 21, 2005, options to purchase 360,000 shares of our common stock were granted under the Plan to employees, at a purchase price of $.27 per share. These options vest over a four year period and have a 5 year option life.

On April 12, 2005, the Company issued an outside director 200,000 restricted shares of our common stock for serving as a director, financial expert and chairman or the audit committee and compensation committee. These shares were valued at the fair market value of the average between the bid and the ask on the date of grant.

On November 1, 2004, the Company issued an option to the Chief Financial Officer and the Chief Technical Officer to purchase 50,000 shares each of our common stock at a purchase price of $.25 per share.

On September 8, 2003 the Company commenced a private offering of 4,000,000 shares of common stock at $.25 per share which was increased in November 2003 to 6,000,000 shares of common stock. A total of 6,886,000 shares were sold to approximately 77 accredited investors as of the close of the offering on September 30, 2004. The gross proceeds of the offering was $1,721,500 and the net proceeds to us, after expenses and broker commissions, was approximately $1,668,750. The placement agent, S.G. Martin Securities, LLC was issued a warrant to purchase 172,800 shares of our common stock at a purchase price of $.30 per share. The placement agent also received $43,200 in commissions and $8,640 of non-accountable expenses.

In September 2004, Mr. Bozsnyak purchased an aggregate of 400,000 shares of our common stock through a private sale, for a price of $.25 per share. The total purchase price was $100,000.

In September 2004, the Company issued 520,753 shares of our common stock to Mr. Bozsnyak in consideration for repayment of his loan to us in the amount of $130,188. Also in September 2004, we issued 59,280 shares of our common stock to Debbie Seaman, our President at the time, in consideration for repayment of her loan to us in the amount of $14,820. The price was determined by using the value of the stock on the date of grant.

In May 2004, we issued 130,000 shares of our stock to 3 advisory board members.

In March, 2004, options to purchase an aggregate of 220,000 shares of our common stock, exercisable at $.25 per share, were granted to two officers under the Plan and an option to purchase 750,000 shares of common stock, exercisable at $.62 per share, was granted to a consultant outside of the Plan.

In February 2004, the Company issued 2,300,000 of its common shares valued at $575,000 and warrants to acquire another 2,300,000 common shares at $0.33 in partial payment for royalties as per the participation agreement with ECT and its parent.

On December 30, 2003, management agreed to issue an option to purchase 750,000 common shares at $.25 per share to a non-employee director for business and marketing services rendered by the director. The option was issued on March 12, 2004.

All of the above-mentioned securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, or Rule 506 promulgated thereunder.


ITEM 27: EXHIBITS


Exhibit No.       Description of Exhibit

3(i)(a)           Certificate of Incorporation of the Company*

3(i)(b) Certificate of Amendment effective April 26, 2005 (Incorporated herein by reference to Form 8-K filed May 2,
                  2005)

3(ii)             By-laws of the Company *

4.1               Specimen Common Stock Certificate of the Company*

4.2               Specimen Class A Warrant Certificate of the Company*

4.3               Specimen Class B Warrant Certificate of the Company*

5 Opinion re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to our Form SB-2 filed with the Securities and Exchange Commission on May 10, 2004 -File No. 33-97687).

10.1 Office Lease, dated as of June 1, 2006, between the Company, as Tenant, and RA 6800 Jericho Turnpike LLC, as Landlord. (Incorporated herein by reference to Form 8-K filed June 12, 2006.)

10.2 Warrant Agreement, dated January 22, 2003, between the Company and American Stock Transfer and Trust Company*

10.3 Placement Agent Registration Rights Agreement, dated January 22, 2003, between the Company and Robert M. Cohen & Co, Inc.*

10.4              Form of Placement Agent Warrant*

10.5              Company 2004 Stock Plan, dated January 1, 2004. **

10.6 Participation Agreement, dated February 3, 2004, between the Company and Environmental Commercial Technology Corp. **

10.7 Letter Agreement, dated February 3, 2004, between the Company and BioNeutral Laboratories Corporation USA. **

10.8 Letter Agreement, dated February 3, 2004, between the Company and BioNeutral Laboratories Corporation (Worldwide) Limited.
                  **

10.9 Settlement Agreement, dated October 20, 2005, between SearchHelp, Inc. and BioNeutral Laboratories Corporation USA.***

10.10 Settlement Agreement, dated July 14, 2006, between SearchHelp, Inc. and BioNeutral Laboratories Corporation USA. (Incorporated herein by reference to our Form 8-K filed July 20, 2006)

10.11 Registration Rights Agreement, dated November 7, 2003, by and between the Company and S.G. Martin Securities LLC.**

10.12 Software Purchase and Service Agreement, dated as of August 15, 2003, by and between the Company and Edocusign, Inc. **

10.13 Employment Agreement, dated April 26, 2005, between the Company and Joseph Carrizzo (Incorporated herein by reference to Form 8-K filed April 28, 2005)

10.14             Securities Purchase Agreement dated as of April 26, 2005.
                  (Incorporated herein by reference to Form 8-K filed June 14,
                  2005)

10.15 Employment Agreement, dated May 1, 2005, between the Company and William Bozsnyak (Incorporated herein by reference to Form 8-K filed May 3, 2005)

10.16 Employment Agreement, dated May 1, 2005, between the Company and Brian O'Connor (Incorporated herein by reference to Form 8-K filed June 14, 2005)

10.17 Accounts Receivable Purchase Agreement, dated September 15, 2005, between E-Top-Pics, Inc. and Commercial Capital Lending, LLC (Incorporated herein by reference to Form 8-K filed September 21, 2005)

10.18 Secured Guaranty, dated September 15, 2005, between SearchHelp, Inc. and Commercial Capital Lending, LLC (Incorporated herein by reference to Form 8-K filed September 21, 2005)

10.19 Supply Agreement, dated September 27, 2005, between E-Top-Pics, Inc. and Fuji Photo Film U.S.A., Inc. (Incorporated herein by reference to Form 8-K filed October 3,
                  2005)

10.20 Exchange Agreement dated as of November 2, 2005, among SearchHelp, Inc., AmberAlertAgent, Inc. ("AAA") and the stockholders of AAA (inc by ref to 8-K filed November 10, 2005.

10.21 Consulting Agreement, dated November 2.2005, among SearchHelp, Inc., AmberAlertAgent Development Company, LLC, and certain principals of AmberAlertAgent Development Company, LLC. ***

10.22 Employment agreement, dated April 24, 2006 between the Company and John Caruso (Incorporated herein by reference to Form 8-K filed May 8, 2006)

21                List of Subsidiaries ***

23.1              Consent of Lazar Levine & Felix, LLP

23.2 Consent of Tannenbaum Helpern Syracuse & Hirschtritt LLP (included in Exhibit 5)

99.1 Letter from SEC Division of Corporate Finance, dated November 14, 2005, concerning theCompany's former certifying accountant. ***

      * Incorporated herein by reference to our Form SB-2 filed with the Securities and Exchange Commission (File No. 33-97687).

      ** Incorporated herein by reference to our Form 10-KSB filed with the Securities and Exchange Commission on March 16, 2004.

      *** Incorporated herein by reference to our Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2006.

ITEM 28. UNDERTAKINGS.

      A. Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

            (iii) To include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Syosset, New York on September _20_, 2006.

                                       SEARCHHELP, INC.


                                       By: /s/ William Bozsnyak
                                       ------------------------
                                       Name:  William Bozsnyak
                                       Title: Chief Executive Officer
                                                and Chairman of the Board


                                       By: /s/ John Caruso
                                       ------------------------
                                       Name:  John Caruso
                                       Title: Chief Financial Officer,


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


By: /s/  JOSEPH CARRIZZO                       Date:    September 20, 2006
    ---------------------
Name:    Joseph Carrizzo
Title:   Director

By: /s/  BRIAN O'CONNOR                        Date:    September 20, 2006
    ---------------------
Name:    Brian O'Connor
Title:  Director

By: /s/  DAVID M. BARNES                       Date:    September 20, 2006
    ---------------------
Name:    David M. Barnes
Title:   Director